                                                        Exhibit 10.28






===============================================================================




                     AMENDED AND RESTATED CREDIT AGREEMENT

                         DATED AS OF DECEMBER 13, 1994

                                     AMONG

                         DREYER'S GRAND ICE CREAM, INC.

                         BANK OF AMERICA NATIONAL TRUST
                           AND SAVINGS ASSOCIATION,
                                  As Agent,

                              ABN AMRO BANK N.V.
                                 as co-agent

                                     and

                 THE OTHER FINANCIAL INSTITUTIONS PARTY HERETO





===============================================================================

                              TABLE OF CONTENTS


Section                                                                     Page
                                  ARTICLE I
                                 DEFINITIONS...............................   2
  1.01  Certain Defined Terms..............................................   2
  1.02  Other Interpretive Provisions......................................  18
  1.03  Accounting Principles..............................................  19


                                   ARTICLE II
                                  THE CREDITS..............................  19
  2.01  Amounts and Terms of Commitments...................................  19
        (a)  The Revolving Credit..........................................  19
        (b)  The Same Day Rate Loans.......................................  19
  2.02  Loan Accounts......................................................  20
  2.03  Procedure for Borrowing............................................  20
  2.04  Conversion and Continuation Elections..............................  22
  2.05  Voluntary Termination or Reduction of Commitments..................  23
  2.06  Optional Prepayments...............................................  23
  2.07  Repayment..........................................................  24
  2.08  Interest...........................................................  24
  2.09  Fees ..............................................................  25
        (a)  Arrangement, Agency Fees......................................  25
        (b)  Closing Fees..................................................  25
        (c)  Commitment Fees...............................................  25
  2.10  Computation of Fees and Interest...................................  26
  2.11  Payments by the Company............................................  26
  2.12  Payments by the Banks to the Agent.................................  27
  2.13  Sharing of Payments, Etc...........................................  27


                                  ARTICLE III
                    TAXES, YIELD PROTECTION AND ILLEGALITY.................  28
  3.01  Taxes..............................................................  28
  3.02  Illegality.........................................................  29
  3.03  Increased Costs and Reduction of Return............................  30
  3.04  Funding Losses.....................................................  30
  3.05  Inability to Determine Rates.......................................  31
  3.06  Reserves on Offshore Rate Loans....................................  32
  3.07  Survival...........................................................  32


                                   ARTICLE IV
                             CONDITIONS PRECEDENT..........................  32
  4.01  Conditions of Initial Loans Etc....................................  32
        (a)  Agreement.....................................................  32
        (b)  Resolutions; Incumbency.......................................  32
        (c)  Legal Opinion.................................................  33
        (d)  Payment of Fees, Sums Due Under the Prior Credit
             Agreement.....................................................  33
        (e)  Certificate...................................................  33
        (f)  Other Documents...............................................  33


  Section                                                                 Page

    4.02  Conditions to All Borrowings....................................  33
          (a)  Notice of Borrowing or Conversion/Continuation.............  33
          (b)  Continuation of Representations and Warranties.............  34
          (c)  No Existing Default........................................  34


                                     ARTICLE V
                          REPRESENTATIONS AND WARRANTIES..................  34
    5.01  Corporate Existence and Power...................................  34
    5.02  Corporate Authorization; No Contravention.......................  34
    5.03  Governmental Authorization......................................  35
    5.04  Binding Effect..................................................  35
    5.05  Litigation......................................................  35
    5.06  No Default......................................................  35
    5.07  ERISA Compliance................................................  36
    5.08  Use of Proceeds; Margin Regulations.............................  36
    5.09  Title to Properties.............................................  36
    5.10  Taxes...........................................................  36
    5.11  Financial Condition.............................................  37
    5.12  Environmental Matters...........................................  37
    5.13  Regulated Entities..............................................  37
    5.14  No Burdensome Restrictions......................................  37
    5.15  Labor Relations.................................................  38
    5.16  Copyrights, Patents, Trademarks and Licenses, etc...............  38
    5.17  Subsidiaries....................................................  38
    5.18  Insurance.......................................................  38
    5.19  Full Disclosure.................................................  38
    5.20  Disclosure re Margin Stock......................................  39


                                  ARTICLE VI
                             AFFIRMATIVE COVENANTS........................  39
    6.01  Financial Statements............................................  39
    6.02  Certificates; Other Information.................................  39
    6.03  Notices.........................................................  40
    6.04  Preservation of Corporate Existence, Etc........................  41
    6.05  Maintenance of Property.........................................  41
    6.06  Insurance.......................................................  41
    6.07  Payment of Obligations..........................................  41
    6.08  Compliance with Laws............................................  42
    6.09  Compliance with ERISA...........................................  42
    6.10  Inspection of Property and Books and Records....................  42
    6.11  Environmental Laws..............................................  43
    6.12  Use of Proceeds.................................................  43
    6.13  Cooperation.....................................................  43


                                  ARTICLE VII
                              NEGATIVE COVENANTS..........................  43
    7.01  Limitation on Liens.............................................  43
    7.02  Disposition of Assets...........................................  45
    7.03  Consolidations and Mergers......................................  45

                                      ii


  Section                                                                 Page
    7.04  Loans and Investments...........................................  46
    7.05  Limitation on Indebtedness......................................  47
    7.06  Transactions with Affiliates....................................  47
    7.07  Use of Proceeds.................................................  47
    7.08  Contingent Obligations..........................................  47
    7.09  Joint Ventures..................................................  48
    7.10  Lease Obligations...............................................  48
    7.11  Restricted Payments.............................................  49
    7.12  ERISA...........................................................  50
    7.13  Consolidated Net Worth..........................................  50
    7.14  Minimum Fixed Charge Coverage Ratio.............................  50
    7.15  Funded Debt/EBITDA Ratio........................................  51
    7.16  Change in Business..............................................  51
    7.17  Accounting Changes..............................................  51
    7.18  Other Contracts.................................................  51


                                     ARTICLE VIII
                                  EVENTS OF DEFAULT.......................  51
    8.01  Event of Default................................................  51
          (a)  Non-Payment................................................  51
          (b)  Representation or Warranty.................................  52
          (c)  Specific Defaults..........................................  52
          (d)  Other Defaults.............................................  52
          (e)  Cross-Default..............................................  52
          (f)  Insolvency; Voluntary Proceedings..........................  53
          (g)  Involuntary Proceedings....................................  53
          (h)  ERISA......................................................  53
          (i)  Monetary Judgments.........................................  53
          (j)  Non-Monetary Judgments.....................................  53
          (k)  Change of Control..........................................  54
          (l)  Loss of Licenses...........................................  54
          (m)  Adverse Change.............................................  54
          (n)  Invalidity of Subordination Provisions.....................  54
    8.02  Remedies........................................................  55
    8.03  Rights Not Exclusive............................................  55


                                     ARTICLE IX
                                      THE AGENT...........................  55
    9.01  Appointment and Authorization...................................  55
    9.02  Delegation of Duties............................................  56
    9.03  Liability of Agent..............................................  56
    9.04  Reliance by Agent...............................................  56
    9.05  Notice of Default...............................................  57
    9.06  Credit Decision.................................................  57
    9.07  Indemnification of Agent........................................  58
    9.08  Agent in Individual Capacity....................................  58
    9.09  Successor Agent.................................................  58
    9.10  Withholding Tax.................................................  59
    9.11  Co-Agents.......................................................  60


 Section                                                                  Page
                                  ARTICLE X
                                MISCELLANEOUS.............................  60
    10.01  Amendments and Waivers.........................................  60
    10.02  Notices........................................................  61
    10.03  No Waiver; Cumulative Remedies.................................  62
    10.04  Costs and Expenses.............................................  62
    10.05  Company Indemnification........................................  62
    10.06  Payments Set Aside.............................................  63
    10.07  Successors and Assigns.........................................  63
    10.08  Assignments, Participations, Etc...............................  63
    10.09  Confidentiality................................................  65
    10.10  Set-off........................................................  66
    10.11  Notification of Addresses, Lending Offices, Etc................  66
    10.12  Counterparts...................................................  66
    10.13  Severability...................................................  66
    10.14  No Third Parties Benefitted....................................  66
    10.15  Governing Law and Jurisdiction.................................  66
    10.16  Waiver of Jury Trial...........................................  67

 List of Exhibits and Schedules

 Exhibits:

     A - Compliance Certificate
     B - Notice of Borrowing
     C - Notice of Conversion/Continuation
     D - Opinion of Counsel for Borrower
     E - Assignment and Acceptance

 Schedules:

     2.01 - Commitments and Pro Rata Shares; Principal Amount of Loans Outstanding as of the Closing Date and Pro Rata Shares
     5.05 -  Litigation
     5.07 -  ERISA
     5.11 -  Special Disclosures of Financial Conditions
     5.12 -  Environmental Matter
     5.15 -  Labor Relations
     5.17 -  Subsidiaries
     5.20 -  Margin Stock
     7.01 -  Existing Liens
     7.04 -  Investments
     7.05 -  Indebtedness
     7.08 -  Contingent Obligations
    10.02 -  Offshore and Domestic Lending Offices; Addresses for
             Notices

                     AMENDED AND RESTATED CREDIT AGREEMENT

     This AMENDED AND RESTATED CREDIT AGREEMENT is entered into as of December 13, 1994, among Dreyer's Grand Ice Cream, Inc., a Delaware corporation (the "Company"), the several financial institutions from time to time party to this Agreement (collectively, the "Banks"; individually, a "Bank"), ABN-AMRO Bank N.V., San Francisco International Branch as Co-Agent, and Bank of America National Trust and Savings Association, as agent for the Banks.

     WHEREAS, the Company, the Banks, Bank of America Illinois (successor in interest to Continental Bank N.A.) and the Agent entered into a Credit Agreement dated as of April 30, 1993, as amended by a First Amendment to the Credit Agreement dated as of May 24, 1993, as amended by a Second Amendment to the Credit Agreement dated as of May 6, 1994, and as amended by a Third Amendment to the Credit Agreement dated as of July 15, 1994 (as amended as of the date of this Agreement, the "Prior Credit Agreement").

     WHEREAS, BofA has acquired and assumed all of the rights and duties of Bank of America Illinois under the Prior Credit Agreement;

     WHEREAS, the Company, the Banks, and the Agent have agreed to increase the amount of the facility available under the Prior Credit Agreement to $125,000,000 subject to the terms set forth in this Agreement, to further amend the Prior Credit Agreement, and to restate such amended Prior Credit Agreement as set forth in this Agreement.

     NOW, THEREFORE, in consideration of the mutual agreements, provisions, and covenants contained herein, the parties agree as follows:

1. The Prior Credit Agreement is amended and restated in its entirety as set forth in this Agreement.

2. This Agreement is an amendment and restatement of the Prior Credit Agreement, and not a novation.

3. All sums outstanding under the Prior Credit Agreement shall, from and after the Closing Date, be deemed sums outstanding under this Agreement.

4.   The parties further agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

     1.01   Certain Defined Terms. The following terms have the following
            ---------------------
meanings:

            "Acquisition" means any transaction or series of related
             -----------
     transactions for the purpose of or resulting, directly or indirectly, in
     (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition of in excess of 50% of the capital stock, partnership interests or equity of any Person, or otherwise causing any Person to become a Subsidiary, or (c) a merger or consolidation or any other combination with another Person (other than a Person that is a Subsidiary) provided that the Company or the Subsidiary is the surviving entity.

            "Affiliate" means, as to any Person, any other Person which,
             ---------
     directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, by contract, or otherwise. Each of General Electric Capital Corporation, the Trustees of General Electric Pension Trust, GE Investment Private Placement Partners I, and Nestle Holdings, Inc. and its Affiliates shall not be deemed an Affiliate of the Company by reason of such Person's equity holdings in the Company as of the date of this Agreement.

            "Agent" means BofA in its capacity as agent for the Banks hereunder,
             -----
     and any successor agent arising under Section 9.09.

            "Agent-Related Persons" means BofA and any successor agent arising
             ---------------------
     under Section 9.09, together with their respective Affiliates (including, in the case of BofA, the Arranger), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

            "Agent's Payment Office" means the address for payments set forth on
             ----------------------
     Schedule 10.02 in relation to the Agent, or such other address as the Agent may from time to time specify.

            "Agreement" means this Amended and Restated Credit Agreement as in
             ---------
     effect from time to time.

            "Applicable Margin" means:
             -----------------

                 (a) For each Loan made, converted, or continued during the period from the date of this Agreement through the date which is two Business Days after the date on which the Agent first receives a Compliance Certificate pursuant to Section 6.02(b):


                 0.750% if such Loan is an Offshore Rate Loan

                 0.875% if such Loan is a CD Rate Loan

                 0.000% if such Loan is a Base Rate Loan

                 0.750% if such Loan is a Same Date Rate Loan; and

                 (b)  Thereafter:

====================================================================================================================================
                                For each period from the date which is three
                                Business Days after the date the Agent receives
                                a Compliance Certificate pursuant to Section
                                6.02(b) (the "Current Compliance Certificate")
                                through the date which is two Business Days
                                after the Agent receives the next such
                                Compliance Certificate, and for each Loan made,
                                converted, or continued during such period, if
                                the Current Compliance Certificate shows the
        For                     Company's Funded Debt/EBITDA Ratio is:
        each:                   ----------------------------------------------------------------------------------------------------
                                                  3.00               4.00              4.75              5.25
                                                  or                 or                or                or
                                                  above              above             above             above
                                                  and                and               and               and               5.75 or
                                Below             below              below             below             below             above
                                3.00              4.00               4.75              5.25              5.75              5.75
------------------------------------------------------------------------------------------------------------------------------------
         Offshore
         Rate                   0.500%            0.625%             0.750%            1.00%             1.50%             1.75%
         Loan
------------------------------------------------------------------------------------------------------------------------------------
         CD Rate
         Loan                   0.625%            0.750%             0.875%            1.125%            1.625%            1.875%
------------------------------------------------------------------------------------------------------------------------------------
         Base
         Rate                   0.000%            0.000%             0.000%            0.000%            0.000%            0.000%
         Loan
------------------------------------------------------------------------------------------------------------------------------------
         Same Day
         Rate                   0.500%            0.625%             0.750%            1.000%            1.500%            1.750%
         Loan
====================================================================================================================================

            "Arranger" means BA Securities, Inc., a Delaware corporation.
             --------

            "Assignee" has the meaning specified in subsection 10.08(a).
             --------

            "Attorney Costs" means and includes all fees and disbursements of
             --------------
     any law firm or other external counsel, the allocated cost of internal legal services and all disbursements of internal counsel.

            "Bank" has the meaning specified in the introductory clause hereto.
             ----

            "Bankruptcy Code" means the Federal Bankruptcy Reform Act of 1978
             ---------------
    (11 U.S.C. ss.101, et seq.).
                       -------

            "Base Rate" means, for any day, the higher of: (a) 0.50% per annum
             ---------
     above the Federal Funds Rate for such day; and (b) the rate of interest in effect for such day as publicly announced from time to time by BofA in San Francisco, California, as its "Reference Rate." (The "Reference Rate" is a rate set by BofA based upon various factors including BofA's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate).

            Any change in the Reference Rate announced by BofA shall take effect at the opening of business on the day specified in the public announcement of such change.

            "Base Rate Loan" means a Loan that bears interest based on the Base
             --------------
     Rate.

            "BofA" means Bank of America National Trust and Savings Association,
             ----
     a national banking association.

            "Borrowing" means a borrowing hereunder consisting of Loans of the
             ---------
     same Type made to the Company on the same day under Article II and, other than in the case of Base Rate Loans, having the same Interest Period.

            "Borrowing Date" means any date on which a Borrowing occurs under
             --------------
     Section 2.03.

            "Business Day" means any day other than a Saturday, Sunday or other
             ------------
     day on which commercial banks in New York, New York, Chicago, Illinois, or San Francisco, California are authorized or required by law to close and, if the applicable Business Day relates to any Offshore Rate Loan, means such a day on which dealings are carried on in the applicable offshore dollar interbank market.

            "Capital Adequacy Regulation" means any guideline, request or
             ---------------------------
     directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

            "Cash Equivalents" means:
             ----------------

            (a) securities issued or fully guaranteed or insured by the United States Government or any agency thereof and backed by the full faith and credit of the United States having maturities of not more than six months from the date of acquisition;

            (b) certificates of deposit, time deposits, Eurodollar time deposits, repurchase agreements, reverse repurchase agreements, or bankers' acceptances, having in each case a tenor of not more than six months, issued by any Bank, or by any U.S. commercial bank or any branch or agency of a non-U.S. bank licensed to conduct business in the U.S. having combined capital and surplus of not less than $100,000,000 whose short term securities are rated at least A-1 by Standard & Poor's Corporation and P-1 by Moody's Investors Service, Inc.;

            (c) commercial paper of an issuer rated at least A-1 by Standard & Poor's Corporation or P-1 by Moody's Investors Service Inc. and in either case having a tenor of not more than three months.

            "CD Rate" means, for any Interest Period with respect to CD Rate
             -------
     Loans comprising part of the same Borrowing, the rate of interest (rounded upward to the next 1/100th of 1%) determined as follows:

            CD Rate = Certificate of Deposit Rate + Assessment Rate
                      ---------------------------
                      1.00 - Reserve Percentage

            Where:

                  "Assessment Rate" means, for any day of such Interest Period,
                   ---------------
            the rate determined by the Agent as equal to the annual assessment rate in effect on such day payable to the FDIC by a member of the Bank Insurance Fund that is classified as adequately capitalized and within supervisory subgroup "A" (or a comparable successor assessment risk classification within the meaning of 12 C.F.R. ss.327.3) for insuring time deposits at offices of such member in the United States; or, in the event that the FDIC shall at any time hereafter cease to assess time deposits based upon such classifications or successor classifications, equal to the maximum annual assessment rate in effect on such day that is payable to the FDIC by commercial banks (whether or not applicable to any particular Bank) for insuring time deposits at offices of such banks in the United States.

                  "Certificate of Deposit Rate" means the rate of interest per
                   ---------------------------
            annum determined by the Agent to be the arithmetic mean (rounded upward to the next 1/100th of

            1%) of the rates notified to the Agent as the rates of interest bid by two or more certificate of deposit dealers of recognized standing selected by the Agent for the purchase at face value of dollar certificates of deposit issued by major United States banks, for a maturity comparable to such Interest Period and in the approximate amount of the CD Rate Loans to be made, at the time selected by the Agent on the first day of such Interest Period.

                  "Reserve Percentage" means, for any day of such Interest
                   ------------------
            Period, the maximum reserve percentage (expressed as a decimal, rounded upward to the next 1/100th of 1%), as determined by the Agent, in effect on such day (including any ordinary, marginal, emergency, supplemental, special and other reserve percentages), prescribed by the FRB for determining the maximum reserves to be maintained by member banks of the Federal Reserve System with deposits exceeding $1,000,000,000 for new non-personal time deposits for a period comparable to such Interest Period and in an amount of $100,000 or more.

            The CD Rate shall be adjusted, as to all CD Rate Loans then outstanding, automatically as of the effective date of any change in the Assessment Rate or the Reserve Percentage.

            "CD Rate Loan" means a Loan that bears interest based on the CD
             ------------
     Rate.

            "Closing Date" means the date on which all conditions precedent set
             ------------
     forth in Section 4.01 are satisfied or waived by all Banks (or, in the case of subsection 4.01(d), waived by the Person entitled to receive such payment), which date must occur before December 31, 1994.

            "Code" means the Internal Revenue Code of 1986, and regulations
             ----
     promulgated thereunder.

            "Commitment", as to each Bank, has the meaning specified in Section
             ----------
     2.01.

            "Compliance Certificate" means a certificate substantially in the
             ----------------------
     form of Exhibit A.

            "Consolidated Net Worth" means stockholders' equity plus
             ----------------------
     subordinated debt existing on the Closing Date plus subordinated debt subsequently incurred which is acceptable to the Majority Banks, provided, that each Bank agrees not to unreasonably refuse or withhold its consent thereto, less any treasury stock.

            "Contingent Obligation" means, as to any Person, any direct or
             ---------------------
     indirect liability of that Person, whether or not contingent, with or without recourse, (a) with respect to any indebtedness, lease, dividend, letter of credit or other obligation (the "primary obligations") of another Person (the "primary obligor"), including any obligation of that Person (i) to purchase, repurchase or otherwise acquire such primary obligations or any security therefor, (ii) to advance or provide funds for the payment or discharge of any such primary obligation, or to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (iv) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof (each, a "Guaranty Obligation"); (b) with respect to any Surety Instrument issued
      -------------------
     for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings or payments; (c) to purchase any materials, supplies or other property from, or to obtain the services of, another Person if the relevant contract or other related document or obligation requires that payment for such materials, supplies or other property, or for such services, shall be made regardless of whether delivery of such materials, supplies or other property is ever made or tendered, or such services are ever performed or tendered, or (d) in respect of any Swap Contract. The amount of any Contingent Obligation shall, in the case of Guaranty Obligations, be deemed equal to the stated or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof, and in the case of other Contingent Obligations, shall be equal to the maximum reasonably anticipated liability in respect thereof.

            "Contractual Obligation" means, as to any Person, any provision of
             ----------------------
     any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its property is bound.

            "Conversion/Continuation Date" means any date on which, under
             ----------------------------
     Section 2.04, the Company (a) converts Loans of one Type to another Type, or (b) continues as Loans of the same Type with a new Interest Period, Loans of the same Type with Interest Periods expiring on such date.

            "Default" means any event or circumstance which, with the giving of
             -------
     notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.

            "Dollars", "dollars" and "$" each mean lawful money of the United
             -------    -------       -
     States.

            "EBITDA" means earnings before interest, taxes, depreciation and
             ------
     amortization, all determined on a consolidated basis and in accordance with GAAP.

            "Eligible Assignee" means (i) a commercial bank organized under the
             -----------------
     laws of the United States, or any state thereof, and having a combined capital and surplus of at least $100,000,000; (ii) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000, provided that such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the OECD; and (iii) a Person that is primarily engaged in the business of commercial banking and that is
     (A) a Subsidiary of a Bank, (B) a Subsidiary of a Person of which a Bank is a Subsidiary, or (C) a Person of which a Bank is a Subsidiary.

            "Environmental Claims" means all claims, however asserted, by any
             --------------------
     Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for release or injury to the environment.

            "Environmental Laws" means all federal, state, local, or foreign
             ------------------
     laws and regulations, relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of Materials of Environmental Concern.

            "ERISA" means the Employee Retirement Income Security Act of 1974,
             -----
     and regulations promulgated thereunder.

            "ERISA Affiliate" means any trade or business (whether or not
             ---------------
     incorporated) under common control with the Company within the meaning of
     Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

            "ERISA Event" means (a) a Reportable Event with respect to a Pension
             -----------
     Plan; (b) a withdrawal by the Company or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Company or any ERISA Affiliate from a Multiemployer Plan or notification that a

     Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which might reasonably be expected to constitute grounds under
     Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Company or any ERISA Affiliate.

            "Event of Default" means any of the events or circumstances
             ----------------
     specified in Section 8.01.

            "Exchange Act" means the Securities and Exchange Act of 1934, and
             ------------
     regulations promulgated thereunder.

            "FDIC" means the Federal Deposit Insurance Corporation, and any
             ----
     Governmental Authority succeeding to any of its principal functions.

            "Federal Funds Rate" means, for any day, the rate set forth in the
             ------------------
     weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, "H.15(519)") on the preceding Business Day opposite the caption "Federal Funds (Effective)"; or, if for any relevant day such rate is not so published on any such preceding Business Day, the rate for such day will be the arithmetic mean as determined by the Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Agent.

            "Fee Letter" has the meaning specified in subsection 2.09(a).
             ----------

            "FRB" means the Board of Governors of the Federal Reserve System,
             ---
     and any Governmental Authority succeeding to any of its principal functions.

            "Funded Debt" of any Person means, without duplication, (a) all
             -----------
     indebtedness for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business on ordinary terms); (c) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses; and (d) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by the Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property). Obligations arising from capital leases shall not be deemed Funded Debt.

            "Funded Debt/EBITDA Ratio" of any Person means the ratio of such
             ------------------------
     Person's Funded Debt to its EBITDA; with EBITDA calculated on a rolling four quarter basis.

            "GAAP" means generally accepted accounting principles set forth from
             ----
     time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.

            "Governmental Authority" means any nation or government, any state
             ----------------------
     or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

            "Guaranty Obligation" has the meaning specified in the definition of
             -------------------
     "Contingent Obligation."

            "Indebtedness" of any Person means, without duplication, (a) all
             ------------
     indebtedness for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business on ordinary terms); (c) all non-contingent reimbursement or payment obligations with respect to Surety Instruments; (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses; (e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by the Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property); (f) all obligations with respect to capital leases; (g) all net obligations with respect to Swap Contracts; (h) all indebtedness referred to in clauses (a) through (g) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; and (i) all Guaranty Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (g) above.

            "Indemnified Liabilities" has the meaning specified in Section
             -----------------------
     10.05.

            "Indemnified Person" has the meaning specified in Section 10.05.
             ------------------

            "Independent Auditor" has the meaning specified in subsection
             -------------------
     6.01(a).

            "Insolvency Proceeding" means (a) any case, action or proceeding
             ---------------------
     before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.

            "Interest Payment Date" means, as to any Loan other than a Base Rate
             ---------------------
     Loan, the last day of each Interest Period applicable to such Loan and, as to any Base Rate Loan, the last Business Day of each calendar quarter and each date such Loan is converted into another Type of Loan, provided, however, that if any Interest Period for a CD Rate Loan or Offshore Rate Loan exceeds 90 days or three months, respectively, the date that falls 90 days or three months (as the case may be) after the beginning of such Interest Period and after each Interest Payment Date thereafter is also an Interest Payment Date.

            "Interest Period" means, (a) as to any Same Day Rate Loan, the
             ---------------
     period commencing on the Borrowing Date of such Loan, or the date such Same Day Rate Loan is continued as a Same Day Rate Loan through the date agreed upon between the Company and BofA, (b) as to any Offshore Rate Loan, the period commencing on the Borrowing Date of such Loan or on the Conversion/Continuation Date on which the Loan is converted into or continued as an Offshore Rate Loan, and ending on the date one, two, three or six months thereafter, as selected by the Company in its Notice of Borrowing or Notice of Conversion/Continuation and (c) as to any CD Rate Loan, the period commencing on the Borrowing Date of such Loan or on the Conversion/Continuation Date on which the Loan is converted into or continued as a CD Rate Loan, and ending 30, 60, 90 or 180 days thereafter, as selected by the Company in its Notice of Borrowing or Notice of Conversion/Continuation;

     provided that:
     --------

                 (i) if any Interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless, in the case of an Offshore Rate Loan, the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

                 (ii) any Interest Period pertaining to an Offshore Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

                 (iii) no Interest Period for any Loan shall extend beyond
            September 30, 1997.

            "IRS" means the Internal Revenue Service, and any Governmental
             ---
     Authority succeeding to any of its principal functions under the Code.

            "Joint Venture" means a single-purpose corporation, partnership,
             -------------
     joint venture or other similar legal arrangement (whether created by contract or conducted through a separate legal entity) now or hereafter formed by the Company or any of its Subsidiaries with another Person in order to conduct a common venture or enterprise with such Person.

            "Lending Office" means, as to any Bank, the office or offices of
             --------------
     such Bank specified as its "Lending Office" or "Domestic Lending Office" or "Offshore Lending Office", as the case may be, on Schedule 10.02, or such other office or offices as such Bank may from time to time notify the Company and the Agent.

            "Lien" means any security interest, mortgage, deed of trust, pledge,
             ----
     hypothecation, assignment, charge or deposit arrangement, encumbrance, lien (statutory or other) or preferential arrangement of any kind or nature whatsoever in respect of any property (including those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a capital lease, any financing lease having substantially the same economic effect as any of the foregoing, or the filing of any financing statement naming the owner of the asset to which such lien relates as debtor, under the Uniform Commercial Code or any comparable law) and any contingent or other agreement to provide any of the foregoing, but not including the interest of a lessor under an operating lease.

            "Loan" means an extension of credit by a Bank to the Company under
             ----
     Article II, and may be a Base Rate Loan, CD Rate Loan, an Offshore Rate Loan, or a Same Day Rate Loan (each, a "Type" of Loan).

            "Loan Documents" means this Agreement, the Fee Letter, and all other
             --------------
     documents delivered to the Agent or any Bank in connection herewith.

            "Majority Banks" means (a) at any time when there are more than two
             --------------
     Banks, Banks then holding 51% or more of the then aggregate unpaid principal amount of the Loans, or, if no such principal amount is then outstanding, Banks then having 51% or more of the combined Commitments of the Banks; or (b) at any time when there are only two Banks, both Banks.

            "Margin Stock" means "margin stock" as such term is defined in
             ------------
     Regulation G, T, U or X of the FRB.

            "Material Adverse Effect" means (a) a material adverse change in, or
             -----------------------
     a material adverse effect upon, the operations, business, properties, condition (financial or otherwise) or prospects of the Company or the Company and its Subsidiaries taken as a whole; (b) a material impairment of the ability of the Company or any Subsidiary to perform under any Loan Document and to avoid any Event of Default; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Company of any Loan Document.

            "Material Subsidiary" means Edy's Grand Ice Cream and, at any time,
             -------------------
     any other Subsidiary of the Company having at such time either (i) total (gross) revenues for the preceding four fiscal quarter period in excess of 10% of the total (gross) revenues of the Company on a consolidated basis, or (ii) total assets, as of the last day of the preceding fiscal quarter, having a net book value in excess of $50,000,000 in each case, based upon the Company's most recent annual or quarterly financial statements delivered to the Agent under Section 6.01.

            "Materials of Environmental Concern" means chemicals, pollutants,
             ----------------------------------
     contaminants, wastes, toxic substances, hazardous substances, petroleum, and petroleum products.

            "Multiemployer Plan" means a "multiemployer plan", within the
             ------------------
     meaning of Section 4001(a)(3) of ERISA, to which the Company or any ERISA Affiliate makes, is making, or is obligated to make contributions or, during the preceding three calendar years, has made, or been obligated to make, contributions.

            "Nestle Agreement" means the Stock and Warrant Purchase Agreement by
             ----------------
     and between the Company and Nestle Holdings, Inc. as the Purchaser dated May 6, 1994 together with all of its Exhibits and Schedules, in the form delivered to the Banks on May 6, 1994.

            "Net Issuance Proceeds" means, in respect of any offering of equity
             ---------------------
     or debt securities or debt instruments, cash proceeds and non-cash proceeds received or receivable in connection therewith, net of reasonable out-of-pocket costs and expenses paid or incurred in connection therewith in favor of any Person not an Affiliate of the Company or in favor of Manwell & Milton, such costs and expenses not to exceed 5% of the gross proceeds of such issuance.

            "Net Proceeds" means proceeds in cash, checks or other cash
             ------------
     equivalent financial instruments (including Cash Equivalents) as and when received by the Person making a disposition, net of: (a) the direct costs relating to such disposition excluding amounts payable to the Company or any Affiliate of the Company (other than Manwell & Milton), (b) sale, use or other transaction taxes paid or payable as a result thereof, and (c) amounts required to be applied to repay principal, interest and prepayment premiums and penalties on Indebtedness secured by a Lien on the asset which is the subject of such disposition. "Net Proceeds" shall also include proceeds paid on account of any loss, destruction or damage of Property, any pending or threatened institution of any proceedings for the condemnation or seizure of Property or for the exercise of any right of eminent domain, or any actual condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of Property, or confiscation of Property or the requisition of the use of Property; and net of (i) all money actually applied to repair or reconstruct the damaged Property or Property affected by the condemnation or taking, (ii) all of the costs and expenses reasonably incurred in connection with the collection of such proceeds, award or other payments, and (iii) any amounts retained by or paid to parties having superior rights to such proceeds, awards or other payments.

            "Notice of Borrowing" means a notice in substantially the form of
             -------------------
     Exhibit B.

            "Notice of Conversion/Continuation" means a notice in substantially
             ---------------------------------
     the form of Exhibit C.

            "Obligations" means all advances, debts, liabilities, obligations,
             -----------
     covenants and duties arising under any Loan Document owing by the Company to any Bank, the Agent, or any Indemnified Person, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising.

            "Offshore Rate" means, for any Interest Period, with respect to
             -------------
     Offshore Rate Loans comprising part of the same Borrowing, the rate of interest per annum at which dollar deposits in the approximate amount of BofA's Offshore Rate

     Loan for such Interest Period would be offered by BofA's Grand Cayman Branch, Grand Cayman, B.W.I. (or such other office as may be designated for such purpose by BofA), to major banks in the offshore dollar interbank market upon request of such banks at approximately 11:00 a.m. (New York City time) two Business Days prior to the commencement of such Interest Period.

            "Offshore Rate Loan" means a Loan that bears interest based on the
             ------------------
     Offshore Rate.

            "Organization Documents" means, for any corporation, the certificate
             ----------------------
     or articles of incorporation, the bylaws, any certificate of determination or instrument relating to the rights of preferred shareholders of such corporation, any shareholder rights agreement, and all applicable resolutions of the board of directors (or any committee thereof) of such corporation.

            "Other Taxes" means any present or future stamp or documentary taxes
             -----------
     or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Documents.

            "Participant" has the meaning specified in subsection 10.08(d).
             -----------

            "PBGC" means the Pension Benefit Guaranty Corporation, or any
             ----
     Governmental Authority succeeding to any of its principal functions under ERISA.

            "Pension Plan" means a pension plan (as defined in Section 3(2) of
             ------------
     ERISA) subject to Title IV of ERISA which the Company sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five (5) plan years.

            "Permitted Liens" has the meaning specified in Section 7.01.
             ---------------

            "Person" means an individual, partnership, corporation, business
             ------
     trust, joint stock company, trust, unincorporated association, joint venture or Governmental Authority.

            "Plan" means an employee benefit plan (as defined in Section 3(3) of
             ----
     ERISA) which the Company sponsors or maintains or to which the Company makes, is making, or is obligated to make contributions and includes any Pension Plan.

            "Polar Express" means Polar Express Systems International, Inc., a
             -------------
     Kentucky corporation.

            "Polar Program" means (i) all sales by Polar Express of leases
             -------------
     covering machinery manufactured for or by Polar Express and (ii) all sales and leasebacks by Polar Express of machinery manufactured for or by Polar Express.

            "Prior Credit Agreement" has the meaning ascribed in the first
             ----------------------
     "WHEREAS" clause of this Agreement.

            "Pro Rata Share" means, as to any Bank at any time, the percentage
             --------------
     equivalent (expressed as a decimal, rounded to the ninth decimal place) at such time of such Bank's Commitment divided by the combined Commitments of all Banks.

            "Reportable Event" means, any of the events set forth in Section
             ----------------
     4043(b) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

            "Requirement of Law" means, as to any Person, any law (statutory or
             ------------------
     common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

            "Responsible Officer" means the chief executive officer or the
             -------------------
     president of the Company, or any other officer having substantially the same authority and responsibility; or, with respect to compliance with financial covenants and the Compliance Certificate, the chief financial officer or the treasurer of the Company, or any other officer having substantially the same authority and responsibility.

            "Revolving Termination Date" means the earlier to occur of:
             --------------------------

                 (a)  September 30, 1997; and

                 (b) the date on which the Commitments terminate in accordance with the provisions of this Agreement.

            "Same Day Rate" means the rate specified by BofA to the Company
             -------------
     prior to the making of the Same Day Rate Loan to which such rate will apply and agreed to by the Company.

            "Same Day Rate Loan" means a Loan that bears interest at the Same
             ------------------
     Day Rate.

            "SEC" means the Securities and Exchange Commission, or any
             ---
     Governmental Authority succeeding to any of its principal functions.

            "Share Purchase Period" means the period commencing on May 16, 1994
             ---------------------
     and ending on December 31, 1995.

            "Subsidiary" of a Person means any corporation, association,
             ----------
     partnership, joint venture or other business entity of which more than 50% of the voting stock or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a "Subsidiary" refer to a Subsidiary of the Company.

            "Surety Instruments" means all letters of credit (including standby
             ------------------
     and commercial), banker's acceptances, bank guaranties, shipside bonds, surety bonds and similar instruments.

            "Swap Contract" means any agreement (including any master agreement
             -------------
     and any agreement, whether or not in writing, relating to any single transaction) that is an interest rate swap agreement, basis swap, forward rate agreement, commodity swap, commodity option, equity or equity index swap or option, bond option, interest rate option, forward foreign exchange agreement, rate cap, collar or floor agreement, currency swap agreement, cross-currency rate swap agreement, swaption, currency option or any other, similar agreement (including any option to enter into any of the foregoing).

            "Taxes" means any and all present or future taxes, levies, imposts,
             -----
     deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Bank and the Agent, such taxes (including income taxes or franchise taxes) as are imposed on or measured by each Bank's net income by the jurisdiction (or any political subdivision thereof) under the laws of which such Bank or the Agent, as the case may be, is organized or maintains a lending office.

            "Truck Lease Program" means (i) the sale and leaseback by the
             -------------------
     Company or any of its Subsidiaries of trucks up to an aggregate sales price of $20,000,000 and (ii) the lease of trucks by the Company or any of its Subsidiaries for use in the ordinary course of business of the Company or such Subsidiary, which trucks are not leased pursuant to a sale and leaseback.

            "Type" has the meaning specified in the definition of "Loan."
             ----

            "Unfunded Pension Liability" means the excess of a Plan's benefit
             --------------------------
     liabilities under Section 4001(a)(16) of ERISA, over the current value of that Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

            "United States" and "U.S." each means the United States of America.
             -------------       ----

            "Wholly-Owned Subsidiary" means any corporation in which (other than
             -----------------------
     directors' qualifying shares required by law) 100% of the capital stock of each class having ordinary voting power, and 100% of the capital stock of every other class, in each case, at the time as of which any determination is being made, is owned, beneficially and of record, by the Company, or by one or more of the other Wholly-Owned Subsidiaries, or both.

     1.02   Other Interpretive Provisions.
            -----------------------------

            (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

            (b) The words "hereof", "herein", "hereunder" and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and subsection, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

            (c) (1) The term "documents" includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

                (2) The term "including" is not limiting and means "including without limitation."

                (3) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding", and the word "through" means "to and including."

            (d) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and
     (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

            (e) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

            (f) This Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms.

            (g) This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Agent, the Company and the other parties, and are the products of all parties. Accordingly, they shall not be construed against the Banks or the Agent merely because of the Agent's or Banks' involvement in their preparation.

     1.03   Accounting Principles.
            ---------------------

            (a) Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made, in accordance with GAAP, consistently applied.

            (b) References herein to "fiscal year" and "fiscal quarter" refer to such fiscal periods of the Company.


                                  ARTICLE II

                                  THE CREDITS

     2.01   Amounts and Terms of Commitments.
            --------------------------------

            (a)  The Revolving Credit.
                 --------------------

                 (1) Each Bank severally agrees, on the terms and conditions set forth herein, to make Loans to the Company from time to time on any Business Day during the period from the Closing Date to the Revolving Termination Date, in an aggregate amount not to exceed at any time outstanding, the amount set forth opposite such Bank's name on Schedule
                                                                    --------
     2.01 under the heading "Commitment" (such amount, as the same may be
     ----
     reduced under Section 2.05 or as a result of one or more assignments under
     Section 10.08, the Bank's "Commitment"); provided, however, that, after
                                ----------    --------  -------
     giving effect to any Borrowing (including those of Same Day Rate Loans), the aggregate principal amount of all outstanding Loans shall not at any time exceed the combined Commitments. Within the limits of each Bank's Commitment, and subject to the other terms and conditions hereof, the Company may borrow under this subsection, prepay under Section 2.06 and reborrow under this subsection.

                 (2) All sums outstanding under the Prior Credit Agreement as of the Closing Date shall be deemed outstanding under this Agreement.
     Schedule 2.01 sets forth the principal amounts outstanding under this
     -------------
     Agreement, after giving effect to the assignment by Bank of America Illinois to BofA, referred to in the second WHEREAS clause of this Agreement.

            (b)  The Same Day Rate Loans.

                 (1) The Revolving Credit provided for in subsection (a) of this Section shall contain a facility providing for Same Day Rate Loans. If the Company wishes to borrow under this facility, (a "Same Day Rate Loan"), it shall so notify the Agent, with a copy to BofA, in its Notice of

     Borrowing. "Same Day Rate Loans" shall be subject to the following:

                      (A) The aggregate principal amount of outstanding Same Day Rate Loans shall not exceed $10,000,000 at any one time.

                      (B) Same Day Rate Loans shall be made by BofA on behalf of all the Banks except that the other Banks shall not fund their share of the Same Day Rate Loans except as specified in this subsection.

                      (C) A Bank's Pro Rata Share of outstanding Same Day Rate Loans (i) shall be subtracted from a Bank's Commitment when computing the unused Commitment of such Bank, and (ii) so long as such Pro Rata Share is unfunded, shall be deemed part of such Bank's unused Commitment for purposes of computing the commitment fees due such Bank.

                 (2) Each Bank hereby promises BofA that it shall, upon demand by BofA, purchase from BofA such Bank's Pro Rata Share of all Same Day Rate Loans outstanding at such time, regardless of whether at such time a Default or an Event of Default has occurred. Each Bank agrees that its commitment to BofA under the preceding sentence is irrevocable, unconditional, and unqualified. Until such Bank purchases from BofA such Bank's Pro Rata Share of Same Day Rate Loans, all principal and interest payments on such Loans shall be for the sole account of BofA.

                 (3) BofA shall furnish Agent, weekly, with a report showing the Same Day Rate Loan outstandings and payments made on each Business Day of the week covered by such report.

     2.02   Loan Accounts. The Loans made by each Bank shall be evidenced by one
            -------------
or more loan accounts or records maintained by such Bank in the ordinary course of business. The loan accounts or records maintained by the Agent and each Bank shall be conclusive, absent manifest error, of the amount of the Loans made by the Banks to the Company and the interest and payments thereon. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Company hereunder to pay any amount owing with respect to the Loans.

     2.03   Procedure for Borrowing.
            -----------------------

            (a) Each Borrowing shall be made upon the Company's irrevocable written notice delivered to the Agent in accordance with Section 10.02 in the form of a Notice of Borrowing (which notice must be received by the Agent prior to:

                 (1) 9:00 a.m. (San Francisco, California time) three Business Days prior to the requested Borrowing Date, in the case of Offshore Rate Loans;

                 (2) 9:00 a.m. (San Francisco, California time) two Business Days prior to the requested Borrowing Date, in the case of CD Rate Loans; and

                 (3) 9:00 a.m. (San Francisco, California time) on the requested Borrowing Date, in the case of Base Rate Loans or Same Day Rate Loans, specifying:

            (A) the amount of the Borrowing, which shall be in an aggregate minimum principal amount of $3,000,000 or any multiple of $1,000,000 in excess thereof; except that a Borrowing consisting of a Same Day Rate Loan shall be in a minimum principal amount of $1,000,000 or any multiple of $100,000 in excess thereof;

            (B)  the requested Borrowing Date, which shall be a Business Day;

            (C) whether the Borrowing is to be comprised of Offshore Rate Loans, CD Rate Loans, Base Rate Loans, or Same Day Rate Loans;

            (D) the duration of the Interest Period applicable to such Loans included in such notice. If the Notice of Borrowing shall fail to specify the duration of the Interest Period for any Borrowing comprised of CD Rate Loans or Offshore Rate Loans, such Interest Period shall be 90 days or three months, respectively;

provided, however, that with respect to any Borrowing to be made on the Closing
--------  -------
Date, the Notice of Borrowing shall be delivered to the Agent not later than 9:00 a.m. (San Francisco, California time) one, two, or three Business Days before the Closing Date if the Borrowing is to consist of Base Rate or Same Day Rate Loans, CD Rate Loans, or Offshore Rate Loans, respectively.

            (b) The Agent will promptly notify each Bank of its receipt of any Notice of Borrowing and of the amount of such Bank's Pro Rata Share of that Borrowing; except that if the Borrowing consists of Same Day Rate Loans, the Agent need notify the Banks of such Borrowings only on the last Business Day of each week, setting forth the amount of Same Day Rate Loans made and/or paid during such week.

            (c) Each Bank will make the amount of its Pro Rata Share of each Borrowing (except for a Borrowing consisting of Same Day Rate Loans made by
BofA) available to the Agent for the account of the Company at the Agent's Payment Office by 11:00 a.m. (San Francisco, California time) on the Borrowing Date requested by the Company in funds immediately available to the Agent. The proceeds of all such Loans will then be made available to the Company by the Agent at such office by crediting the account of the Company on the books of BofA with the aggregate of the amounts made available to the Agent by the Banks and in like funds as received by the Agent.

            (d) Unless the Majority Banks shall otherwise agree, during the existence of a Default or Event of Default, the Company may not elect to have a Loan be made as, or converted into, or continued as, an Offshore Rate Loan or a CD Rate Loan.

            (e) After giving effect to any Borrowing, there may not be more than six different Interest Periods in effect (excluding Interest Periods for Same Day Rate Loans).

     2.04   Conversion and Continuation Elections.
            -------------------------------------

            (a) The Company may, upon irrevocable written notice to the Agent in accordance with subsection 2.04(b):

                 (1) elect, as of any Business Day, in the case of Base Rate Loans, or as of the last day of the applicable Interest Period, in the case of any other Type of Loans, to convert any such Loans (or any part thereof in an amount not less than $3,000,000, or that is in an integral multiple of $1,000,000 in excess thereof) into Loans of any other Type (except that Same Day Rate Loans may not be converted); or

                 (2) elect, as of the last day of the applicable Interest Period, to continue any Loans having Interest Periods expiring on such day (or any part thereof in an amount not less than $3,000,000, or that is in an integral multiple of $1,000,000 in excess thereof);

provided, that if at any time the aggregate amount of CD Rate Loans or Offshore
--------
Rate Loans in respect of any Borrowing is reduced, by payment, prepayment, or conversion of part thereof to be less than $1,000,000, such CD Rate Loans or Offshore Rate Loans shall automatically convert into Base Rate Loans, and on and after such date the right of the Company to continue such Loans as, and convert such Loans into, Offshore Rate Loans or CD Rate Loans, as the case may be, shall terminate.

            (b) The Company shall deliver a Notice of Conversion/ Continuation to be received by the Agent not later than 9:00 a.m. San Francisco, California time) at least (i) three Business Days in advance of the Conversion/Continuation Date, if the Loans are to be converted into or continued as Offshore Rate Loans;
(ii) two Business Days in advance of the Conversion/Continuation Date, if the Loans are to be converted into or continued as CD Rate Loans; and (iii) one Business Day in advance of the Conversion/ Continuation Date, if the Loans are to be converted into Base Rate Loans, specifying:

                      (A) the proposed Conversion/Continuation Date;

                      (B) the aggregate amount of Loans to be converted or
            renewed;

                      (C) the Type of Loans resulting from the proposed conversion or continuation; and

                      (D) other than in the case of conversions into Base Rate Loans, the duration of the requested Interest Period.

            (c) If upon the expiration of any Interest Period applicable to CD Rate Loans, Offshore Rate Loans or Same Day Rate Loans, the Company has failed to select timely a new Interest Period to be applicable to such CD Rate Loans or Offshore Rate Loans or has failed to agree with BofA on a new Same Day Rate and Interest Period applicable to such Same Day Rate Loans, as the case may be, or if any Default or Event of Default then exists, the Company shall be deemed to have elected to convert (i) such CD Rate Loans, or Offshore Rate Loans into Base Rate Loans, or (ii) such Same Day Rate Loans bearing interest at the Base Rate plus the Applicable Margin, effective as of the expiration date of such Interest Period.

            (d) The Agent will promptly notify each Bank of its receipt of a Notice of Conversion/Continuation, or, if no timely notice is provided by the Company, the Agent will promptly notify each Bank of the details of any automatic conversion. All conversions and continuations shall be made ratably according to the respective outstanding principal amounts of the Loans with respect to which the notice was given held by each Bank.

            (e) Unless the Majority Banks otherwise agree, during the existence of a Default or Event of Default, the Company may not elect to have a Loan converted into or continued as an Offshore Rate Loan or a CD Rate Loan.

            (f) After giving effect to any conversion or continuation of Loans, there may not be more than six different Interest Periods in effect (excluding Interest Periods for Same Day Rate Loans).

     2.05   Voluntary Termination or Reduction of Commitments. The Company may,
            -------------------------------------------------
upon not less than five Business Days' prior notice to the Agent, terminate the Commitments, or permanently reduce the Commitments by an aggregate minimum amount of $3,000,000 or any multiple of $1,000,000 in excess thereof; unless, after giving effect thereto and to any prepayments of Loans made on the effective date thereof, the then outstanding principal amount of the Loans would exceed the amount of the combined Commitments then in effect. Once reduced in accordance with this Section, the Commitments may not be increased. Any reduction of the Commitments shall be applied to each Bank according to its Pro Rata Share. All accrued commitment fees to, but not including the effective date of any reduction or termination of Commitments, shall be paid on the effective date of such reduction or termination.

     2.06   Optional Prepayments. Subject to Section 3.04, the Company may at
            --------------------
any time or from time to time ratably prepay Loans in whole or in part in minimum amounts of $3,000,000 or any multiple of $1,000,000 in excess thereof. Each prepayment shall be made upon not less than three Business Days' irrevocable notice to the Agent with respect to CD Rate and Offshore Rate Loans and not less than same day irrevocable notice of prepayment with respect to Base Rate Loans and Same Day Rate Loans. Such notice of prepayment shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid. The Agent will promptly notify each Bank of its receipt of any such notice, and of such Bank's Pro Rata Share of such prepayment. If such notice is given by the Company, the Company shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to each such date on the amount prepaid and any amounts required pursuant to Section 3.04.

     2.07   Repayment. The Company shall repay to the Banks on the Revolving
            ---------
Termination Date the aggregate principal amount of Loans outstanding on such date.

     2.08   Interest.
            --------

            (a) Each Loan shall bear interest on the outstanding principal amount thereof from the applicable Borrowing Date at a rate per annum equal to the CD Rate, the Offshore Rate, the Base Rate, or the Same Day Rate as the case may be (and subject to the Company's right to convert to other Types of Loans under Section 2.04), plus the Applicable Margin.
                     ----

            (b) Interest on each Loan shall be paid in arrears on each Interest Payment Date. Interest shall also be paid on the date of any prepayment of Loans under Section 2.06 for the portion of the Loans so prepaid and upon payment (including prepayment) in full thereof and, during the existence of any Event of Default, interest shall be paid on demand of the Agent at the request or with the consent of the Majority Banks.

            (c) Notwithstanding subsection (a) of this Section, while any Event of Default exists or after acceleration, the Company shall pay interest (after as well as before entry of judgment thereon to the extent permitted by law) on the principal amount of all outstanding Obligations, at a rate per annum which is determined by adding 2% per annum to the Applicable Margin then in effect for such Loans and, in the case of Obligations not subject to an Applicable Margin, at a rate per annum equal to the Base Rate plus 2%; provided, however, that, on
                                                    --------  -------
and after the expiration of any Interest Period applicable to any Offshore Rate Loan, CD Rate Loan, or Same Day Rate Loan outstanding on the date of occurrence of such Event of Default or acceleration, the principal amount of such Loan shall, during the continuation of such Event of Default or after acceleration, bear interest at a rate per annum equal to the Base Rate plus 2%.

            (d) Anything herein to the contrary notwithstanding, the obligations of the Company to any Bank hereunder shall be subject to the limitation that payments of interest shall not be required for any period for which interest is computed hereunder, to the extent (but only to the extent) that contracting for or receiving such payment by such Bank would be contrary to the provisions of any law applicable to such Bank limiting the highest rate of interest that may be lawfully contracted for, charged or received by such Bank, and in such event the Company shall pay such Bank interest at the highest rate permitted by applicable law.

     2.09   Fees.
            ----

            (a)  Arrangement, Agency Fees. The Company shall pay an arrangement
                 ------------------------
fee to the Arranger for the Arranger's own account, and shall pay an agency fee to the Agent for the Agent's own account, as required by the letter agreement ("Fee Letter") between the Company, the Arranger, and Agent dated September 23,
 ------------
1994.

            (b)  Closing Fees. On the Closing Date, the Company shall pay to the
                 ------------
Banks, through Agent, closing fees in the amount set forth in BofA's commitment letter and term sheet dated September 23, 1994 and agreed to by the Company.

            (c)  Commitment Fees. The Company shall pay to the Agent for the
                 ---------------
account of each Bank a commitment fee on the average daily unused portion of such Bank's Commitment (subject to Section 2.01(b)(1)(C)), computed on a quarterly basis in arrears on the last Business Day of each calendar quarter, based upon the daily utilization for that quarter as calculated by the Agent, equal to the rate per annum as follows:

            (A) For the period from the date of this Agreement through the date which is two Business Days after the date on which the Agent first receives a Compliance Certificate pursuant to Section 6.02(b): 0.375% per annum;

            (B) Thereafter and for each period commencing on the date which is three Business Days after the date on which the Agent receives a Compliance Certificate pursuant to Section 6.02(b) (the "Current Compliance Certificate") through the date which is two Business Days after the Agent receives the next such Compliance Certificate, if the Current Compliance Certificate shows the Company's Funded Debt/EBITDA Ratio is:

                  Below 3.00                     0.250% per annum

                  3.00 or above and
                    below 4.75                   0.375% per annum

                  4.75 or above                  0.500% per annum

            (2) Such commitment fee shall accrue from the Closing Date to the Revolving Termination Date and shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter commencing on December 30, 1994, through the Revolving Termination Date, with the final payment to be made on the Revolving Termination Date; provided that, in connection with any reduction or termination of Commitments under Section 2.05, the accrued commitment fee calculated for the period ending on such date shall also be paid on the date of such reduction or termination, with the following quarterly payment being calculated on the basis of the period from such reduction or termination date to such quarterly payment date.

                 (3) The commitment fees provided in this subsection shall accrue at all times after the above-mentioned commencement date, including at any time during which one or more conditions in Article IV are not met.

     2.10   Computation of Fees and Interest.
            --------------------------------

            (a) All computations of interest for Base Rate Loans when the Base Rate is determined by the Reference Rate shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more interest being paid than if computed on the basis of a 365-day year). Interest and fees shall accrue during each period during which interest or such fees are computed from the first day thereof to the last day thereof.

            (b) Each determination of an interest rate by the Agent shall be conclusive and binding on the Company and the Banks in the absence of manifest error.

     2.11 Payments by the Company.
          -----------------------

            (a) All payments (including prepayments) to be made by the Company on account of principal, interest, fees, and other amounts required hereunder shall be made without set-off, recoupment or counterclaim. Except as otherwise expressly provided herein, all payments by the Company shall be made to the Agent for the account of the Banks at the Agent's Payment Office, and shall be made in dollars and in immediately available funds, no later than 10:00 a.m. (San Francisco, California time) on the date specified herein. The Agent will promptly distribute to each Bank its Pro Rata Share (or other applicable share as expressly provided herein) of such payment in like funds as received. Any payment received by the Agent later than 1:00 p.m. (San Francisco, California time) shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue.

            (b) Subject to the provisions set forth in the definition of "Interest Period" herein, whenever any payment is due on a day other than a Business Day, such payment shall be made on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

            (c) Unless the Agent receives notice from the Company prior to the date on which any payment is due to the Banks that the Company will not make such payment in full as and when required, the Agent may assume that the Company has made such payment in full to the Agent on such date in immediately available funds and the Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent the Company has not made such payment in full to the Agent, each Bank shall repay to the Agent on demand such amount distributed to such Bank, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Bank until the date repaid.

     2.12   Payments by the Banks to the Agent.
            ----------------------------------

            (a) Unless the Agent receives notice from a Bank on or prior to the Closing Date or, with respect to any Borrowing after the Closing Date, at least one Business Day prior to the date of such Borrowing, that such Bank will not make available as and when required hereunder to the Agent for the account of the Company the amount of that Bank's Pro Rata Share of the Borrowing, the Agent may assume that each Bank has made such amount available to the Agent in immediately available funds on the Borrowing Date and the Agent may (but shall not be so required), in reliance upon such assumption, make available to the Company on such date a corresponding amount. If and to the extent any Bank shall not have made its full amount available to the Agent in immediately available funds and the Agent in such circumstances has made available to the Company such amount, that Bank shall on the Business Day following such Borrowing Date make such amount available to the Agent, together with interest at the Federal Funds Rate for each day during such period. A notice of the Agent submitted to any Bank with respect to amounts owing under this subsection shall be conclusive, absent manifest error. If such amount is so made available, such payment to the Agent shall constitute such Bank's Loan on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to the Agent on the Business Day following the Borrowing Date, the Agent will notify the Company of such failure to fund and, upon demand by the Agent, the Company shall pay such amount to the Agent for the Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Loans comprising such Borrowing.

            (b) The failure of any Bank to make any Loan on any Borrowing Date shall not relieve any other Bank of any obligation hereunder to make a Loan on such Borrowing Date, but no Bank shall be responsible for the failure of any other Bank to make the Loan to be made by such other Bank on any Borrowing Date.

     2.13   Sharing of Payments, Etc. If, other than as expressly provided
            ------------------------
elsewhere herein, any Bank shall obtain on account of the Loans made by it any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its Pro Rata Share, such Bank shall immediately (a) notify the Agent of such fact, and (b) purchase from the other Banks such participations in the Loans made by them as shall be necessary to cause such purchasing Bank to share the excess payment pro rata with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Bank, such purchase shall to that extent be rescinded and each other Bank shall repay to the purchasing Bank the purchase price paid therefor, together with an amount equal to such paying Bank's ratable share (according to the proportion of (i) the amount of such paying Bank's required repayment to (ii) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. The Company agrees that any Bank so purchasing a participation from another Bank may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to Section 10.10) with respect to such participation as fully as if such Bank were the direct creditor of the Company in the amount of such participation. The Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Banks following any such purchases or repayments.

                                  ARTICLE III

                     TAXES, YIELD PROTECTION AND ILLEGALITY

     3.01   Taxes.
            -----

            (a) Any and all payments by the Company to each Bank or the Agent under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for any Taxes. In addition, the Company shall pay all Other Taxes.

            (b) The Company agrees to indemnify and hold harmless each Bank and the Agent for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section) paid by the Bank or the Agent and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days after the date the Bank or the Agent makes written demand therefor.

            (c) If the Company shall be required by law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder to any Bank or the Agent, then:

                 (1) the sum payable shall be increased as necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section) such Bank or the Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholdings been made;

                 (2)  the Company shall make such deductions and withholdings;

                 (3) the Company shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law; and

                 (4) the Company shall also pay to each Bank or the Agent for the account of such Bank, at the time interest is paid, all additional amounts which the respective Bank specifies as necessary to preserve the after-tax yield the Bank would have received if such Taxes or Other Taxes had not been imposed.

            (d) Within 30 days after the date of any payment by the Company of Taxes or Other Taxes, the Company shall furnish the Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to the Agent.

            (e) If the Company is required to pay additional amounts to any Bank or the Agent pursuant to subsection (c) of this Section, then such Bank shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Lending Office so as to eliminate any such additional payment by the Company which may thereafter accrue, if such change in the judgment of such Bank is not otherwise disadvantageous to such Bank.

     3.02   Illegality.
            ----------

            (a) If any Bank determines that the introduction of any Requirement of Law, or any change in any Requirement of Law, or in the interpretation or administration of any Requirement of Law, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Bank or its applicable Lending Office to make Offshore Rate Loans, then, on notice thereof by the Bank to the Company through the Agent, any obligation of that Bank to make Offshore Rate Loans shall be suspended until the Bank notifies the Agent and the Company that the circumstances giving rise to such determination no longer exist.

            (b) If a Bank determines that it is unlawful to maintain any Offshore Rate Loan, the Company shall, upon its receipt of notice of such fact and demand from such Bank (with a copy to the Agent), prepay in full such Offshore Rate Loans of that Bank then outstanding, together with interest accrued thereon and amounts required under Section 3.04, either on the last day of the Interest Period thereof, if the Bank may lawfully continue to maintain such Offshore Rate Loans to such day, or immediately, if the Bank may not lawfully continue to maintain such Offshore Rate Loan. If the Company is required to so prepay any Offshore Rate Loan, then concurrently with such prepayment, the Company shall borrow from the affected Bank, in the amount of such repayment, a Base Rate Loan.

            (c) If the obligation of any Bank to make or maintain Offshore Rate Loans has been so terminated or suspended, the Company may elect, by giving notice to the Bank through the Agent that all Loans which would otherwise be made by the Bank as Offshore Rate Loans shall be instead Base Rate Loans.

            (d) Before giving any notice to the Agent under this Section, the affected Bank shall designate a different Lending

Office with respect to its Offshore Rate Loans if such designation will avoid the need for giving such notice or making such demand and will not, in the judgment of the Bank, be illegal or otherwise disadvantageous to the Bank.

     3.03   Increased Costs and Reduction of Return.
            ---------------------------------------

            (a) If any Bank determines that, due to either (i) the introduction of or any change (other than any change by way of imposition of or increase in reserve requirements included in the calculation of the CD
Rate or the Offshore Rate or in respect of the assessment rate payable by any Bank to the FDIC for insuring U.S. deposits) in or in the interpretation of any law or regulation or (ii) the compliance by that Bank with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to such Bank of agreeing to make or making, funding or maintaining any Offshore Rate Loans or CD Rate Loans, then the Company shall be liable for, and shall from time to time, upon demand (with a copy of such demand to be sent to the Agent), pay to the Agent for the account of such Bank, additional amounts as are sufficient to compensate such Bank for such increased costs.

            (b) If any Bank shall have determined that (i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation, (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by the Bank (or its Lending Office) or any corporation controlling the Bank with any Capital Adequacy Regulation, affects or would affect the amount of capital required or expected to be maintained by the Bank or any corporation controlling the Bank and (taking into consideration such Bank's or such corporation's policies with respect to capital adequacy and such Bank's desired return on capital) determines that the amount of such capital is increased as a consequence of its Commitment, loans, credits or obligations under this Agreement, then, upon demand of such Bank to the Company through the Agent, the Company shall pay to the Bank, from time to time as specified by the Bank, additional amounts sufficient to compensate the Bank for such increase.

     3.04   Funding Losses. The Company shall reimburse each Bank and hold each
            --------------
Bank harmless from any loss or expense which the Bank may sustain or incur as a consequence of:

            (a) the failure of the Company to make on a timely basis any payment of principal of any Offshore Rate Loan, CD Rate Loan, or Same Day Rate Loan;

            (b) the failure of the Company to borrow, continue or convert a Loan after the Company has given (or is deemed to have given) a Notice of Borrowing or a Notice of Conversion/ Continuation;

            (c) the failure of the Company to make any prepayment in accordance with any notice delivered under Section 2.06;

            (d) the prepayment or other payment (including after acceleration thereof) of an Offshore Rate Loan, a CD Rate Loan, or a Same Day Rate Loan on a day that is not the last day of the relevant Interest Period; or

            (e) the automatic conversion under Section 2.04 of any Offshore Rate Loan, CD Rate Loan, or Same Day Rate Loan to a Base Rate Loan on a day that is not the last day of the relevant Interest Period;

including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its Offshore Rate Loans, CD Rate Loans, or Same Day Rate Loans or from fees payable to terminate the deposits from which such funds were obtained. For purposes of calculating amounts payable by the Company to the Banks under this Section and under subsection 3.03(a), (i) each Offshore Rate Loan made by a Bank (and each related reserve, special deposit or similar requirement) shall be conclusively deemed to have been funded at the LIBOR used in determining the Offshore Rate for such Offshore Rate Loan by a matching deposit or other borrowing in the interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Offshore Rate Loan is in fact so funded, and (ii) each CD Rate Loan made by a Bank (and each related reserve, special deposit or similar requirement) shall be conclusively deemed to have been funded at the Certificate of Deposit Rate used in determining the CD Rate for such CD Rate Loan by the issuance of its certificate of deposit in a comparable amount and for a comparable period, whether or not such CD Rate Loan is in fact so funded, and (iii) each Same Day Rate Loan (and each related reserve, special deposit or similar requirement) shall be conclusively deemed to have been funded at the rate used in determining the Same Day Rate for such Same Day Rate Loan, whether or not such Same Day Rate Loan is in fact so funded,

     3.05   Inability to Determine Rates. If the Agent determines that for any
            ----------------------------
reason adequate and reasonable means do not exist for determining the Offshore Rate or the CD Rate for any requested Interest Period with respect to a proposed Offshore Rate Loan or CD Rate Loan, or that the Offshore Rate or the CD Rate applicable for any requested Interest Period with respect to a proposed Offshore Rate Loan or CD Rate Loan does not adequately and fairly reflect the cost to the Banks of funding such Loan, the Agent will promptly so notify the Company and each Bank. Thereafter, the obligation of the Banks to make or maintain CD Rate Loans or Offshore Rate Loans, as the case may be, hereunder shall be suspended until the Agent upon the instruction of the Majority Banks revokes such notice in writing. Upon receipt of such notice, the Company may revoke any Notice of Borrowing or Notice of Conversion/Continuation then submitted by it. If the Company does not revoke such Notice, the Banks shall make, convert or continue the Loans, as proposed by the Company, in the amount specified in the applicable notice submitted by the

Company, but such Loans shall be made, converted or continued as Base Rate Loans instead of CD Rate Loans or Offshore Rate Loans, as the case may be.

     3.06   Reserves on Offshore Rate Loans. The Company shall pay to each Bank,
            -------------------------------
as long as such Bank shall be required under regulations of the FRB to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as "Eurocurrency liabilities"), additional costs on the unpaid principal amount of each Offshore Rate Loan equal to the actual costs of such reserves allocated to such Loan by the Bank (as determined by the Bank in good faith, which determination shall be conclusive), payable on each date on which interest is payable on such Loan, provided the Company shall have received at least 15 days' prior written notice (with a copy to the Agent) of such additional interest from the Bank. If a Bank fails to give notice 15 days prior to the relevant Interest Payment Date, such additional interest shall be payable 15 days from receipt of such notice.

     3.07   Survival. The agreements and obligations of the Company in this
            --------
Article III shall survive the payment of all other Obligations.

                                   ARTICLE IV

                              CONDITIONS PRECEDENT
                              --------------------

     4.01   Conditions of Initial Loans Etc. The obligation of each Bank to make
            -------------------------------
its initial Loan hereunder or to convert or continue any Loan outstanding on the Closing Date is subject to the condition that the Agent have received on or before the Closing Date all of the following, in form and substance satisfactory to the Agent and each Bank, and in sufficient copies for each Bank:

            (a)  Agreement. This Agreement executed by each party thereto;
                 ---------

            (b)  Resolutions; Incumbency.
                 -----------------------

                 (1) Copies of the resolutions of the board of directors of the Company authorizing the transactions contemplated hereby, certified as of the Closing Date by the Secretary or an Assistant Secretary of the Company; and

                 (2) A certificate of the Secretary or Assistant Secretary of the Company certifying the names and true signatures of the officers of the Company authorized to execute, deliver and perform, as applicable, this Agreement, and all other Loan Documents to be delivered by it hereunder;

            (c)  Legal Opinion. An opinion of Manwell & Milton, counsel to the
                 -------------
Company and addressed to the Agent and the Banks, substantially in the form of Exhibit D;
---------

            (d)  Payment of Fees, Sums Due Under the Prior Credit Agreement.
                 ----------------------------------------------------------
Evidence of payment by the Company of:

                 (1) all accrued and unpaid fees, costs and expenses to the extent then due and payable on the Closing Date, together with Attorney Costs of BofA to the extent invoiced prior to or on the Closing Date, plus such additional amounts of Attorney Costs as shall constitute BofA's reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude final settling of accounts between the Company and
     BofA); including any such costs, fees and expenses arising under or referenced in Sections 2.09 and 10.04; and

                 (2) all sums unpaid (including but not limited to commitment fees through the Closing Date under the Prior Credit Agreement and interest on the Loans) under the Prior Credit Agreement.

            (e)  Certificate. A certificate signed by a Responsible Officer,
                 -----------
dated as of the Closing Date, stating that:

                 (1) the representations and warranties contained in Article V are true and correct on and as of such date, as though made on and as of such date;

                 (2) no Default or Event of Default exists or would result from execution and performance of this Agreement by the Company; and

                 (3) there has occurred since September 24, 1994, no event or circumstance that has resulted or could reasonably be expected to result in a Material Adverse Effect; and

            (f)  Other Documents. Such other approvals, opinions, documents or
                 ---------------
materials as the Agent or any Bank may reasonably request.

     4.02   Conditions to All Borrowings. The obligation of each Bank to make
            ----------------------------
any Loan to be made by it (including its initial Loan) or to continue or convert any Loan under Section 2.04 (including continuations or conversions of Loans outstanding on the Closing Date) is subject to the satisfaction of the following conditions precedent on the relevant Borrowing Date or Conversion/Continuation
Date:

            (a)  Notice of Borrowing or Conversion/Continuation. The Agent shall
                 ----------------------------------------------
have received a Notice of Borrowing or a Notice of Conversion/Continuation, as applicable;

            (b)  Continuation of Representations and Warranties. The
                 ----------------------------------------------
representations and warranties in Article V shall be true and correct on and as of such Borrowing Date or Conversion/ Continuation Date with the same effect as if made on and as of such Borrowing Date or Conversion/Continuation Date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date); and

            (c)  No Existing Default. No Default or Event of Default shall exist
                 -------------------
or shall result from such Borrowing or continuation or conversion.

Each Notice of Borrowing and Notice of Conversion/Continuation submitted by the Company hereunder shall constitute a representation and warranty by the Company hereunder, as of the date of each such notice and as of each Borrowing Date or Conversion/Continuation Date, as applicable, that the conditions in Section 4.02 are satisfied.

                                   ARTICLE V

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

     The Company represents and warrants to the Agent and each Bank that:

     5.01   Corporate Existence and Power. The Company and each of its
            -----------------------------
Subsidiaries, other than Dreyer's International, Inc.:

            (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation;

            (b) has the power and authority and all governmental licenses, authorizations, consents and approvals to own its assets, carry on its business and to execute, deliver, and perform its obligations under the Loan Documents;

            (c) is duly qualified as a foreign corporation and is licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification or license; and

            (d)  is in compliance with all Requirements of Law.

     5.02   Corporate Authorization; No Contravention. The execution, delivery
            -----------------------------------------
and performance by the Company of this Agreement and each other Loan Document to which the Company is party, have been duly authorized by all necessary corporate action, and do not and will not:

            (a) contravene the terms of any of the Company's Organization Documents;

            (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, any document evidencing any Contractual Obligation to which the Company is a party or any order, injunction, writ or decree of any Governmental Authority to which the Company or its property is subject; or

            (c)  violate any Requirement of Law.

     5.03   Governmental Authorization. No approval, consent, exemption,
            --------------------------
authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Company or any of its Subsidiaries of the Agreement or any other Loan Document.

     5.04   Binding Effect. This Agreement and each other Loan Document to which
            --------------
the Company is a party constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

     5.05   Litigation. Except as specifically disclosed in Schedule 5.05, there
            ----------                                      -------------
are no actions, suits, proceedings, claims or disputes pending, or to the best knowledge of the Company, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, against the Company, or its Subsidiaries or any of their respective properties which:

            (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby or thereby; or

            (b) if determined adversely to the Company or its Subsidiaries, would reasonably be expected to have a Material Adverse Effect. No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any other Loan Document, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided.

     5.06   No Default. No Default or Event of Default exists or would result
            ----------
from the incurring of any Obligations by the Company. As of the Closing Date, neither the Company nor any Subsidiary is in default under or with respect to any Contractual Obligation in any respect which, individually or together with all such defaults, could reasonably be expected to have a Material Adverse Effect, or that would, if such default had occurred after the Closing Date, create an Event of Default under subsection 8.01(e).

     5.07   ERISA Compliance. Except as specifically disclosed in Schedule 5.07:
            ----------------                                      -------------

            (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law. Each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS and to the best knowledge of the Company, nothing has occurred which would cause the loss of such qualification. The Company and each ERISA Affiliate has made all required contributions to any Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

            (b) There are no pending or, to the best knowledge of Company, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect.

            (c) (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability; (iii) neither the Company nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither the Company nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under
Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither the Company nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

     5.08   Use of Proceeds; Margin Regulations. The proceeds of the Loans are
            -----------------------------------
to be used solely for the purposes set forth in and permitted by Section 6.12 and Section 7.07. Neither the Company nor any Subsidiary is generally engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock.

     5.09   Title to Properties. The Company and each Subsidiary have good
            -------------------
record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of their respective businesses, except for such defects in title as could not, individually or in the aggregate, have a Material Adverse Effect. As of the Closing Date, the property of the Company and its Subsidiaries is subject to no Liens, other than Permitted Liens.

     5.10   Taxes. The Company and its Subsidiaries have filed all Federal and
            -----
other material tax returns and reports required to be filed, and have paid all Federal and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against the Company or any Subsidiary that would, if made, have a Material Adverse Effect.

     5.11   Financial Condition. (a) The unaudited consolidated financial
            -------------------
statements of the Company and its Subsidiaries dated September 24, 1994, and the related consolidated statements of income or operations, shareholders' equity and cash flows for the fiscal period ended on that date:

                 (1) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, subject to ordinary, good faith year end audit adjustments;

                 (2) fairly present the financial condition of the Company and its Subsidiaries as of the date thereof and results of operations for the period covered thereby; and

                 (3)  except as specifically disclosed in Schedule 5.11, show
                                                          -------------
all material indebtedness and other liabilities, direct or contingent, of the Company and its consolidated Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Contingent Obligations.

            (b) Since September 24, 1994, there has been no Material Adverse Effect.

     5.12   Environmental Matters. Except where non-compliance is not reasonably
            ---------------------
likely to have a Material Adverse Effect, the Company and its Subsidiaries are in compliance with all Environmental Laws. Except in cases or circumstances not reasonably likely to have a Material Adverse Effect, there is no Environmental Claim pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary.

     5.13   Regulated Entities. None of the Company, any Person controlling the
            ------------------
Company, or any Subsidiary, is an "Investment Company" within the meaning of the Investment Company Act of 1940. The Company is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other Federal or state statute or regulation limiting its ability to incur Indebtedness.

     5.14   No Burdensome Restrictions. Neither the Company nor any Subsidiary
            --------------------------
is a party to or bound by any Contractual Obligation, or subject to any restriction in any Organization Document, or any Requirement of Law, which could reasonably be expected to have a Material Adverse Effect.

     5.15   Labor Relations. There are no strikes, lockouts or other labor
            ---------------
disputes against the Company or any of its Subsidiaries, or, to the best of the Company's knowledge, threatened against or affecting the Company or any of its Subsidiaries and, except as specifically disclosed in Schedule 5.15, no significant unfair labor practice complaint is pending against the Company or any of its Subsidiaries or, to the best knowledge of the Company, threatened against any of them before any Governmental Authority.

     5.16   Copyrights, Patents, Trademarks and Licenses, etc. The Company or
            -------------------------------------------------
its Subsidiaries own or are licensed or otherwise have the right to use all of the patents, trademarks, service marks, trade names, copyrights, contractual franchises, authorizations and other rights that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person. To the best knowledge of the Company, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Company or any Subsidiary infringes upon any rights held by any other Person. Except as specifically disclosed in Schedule 5.05, no claim or litigation regarding any of the foregoing is pending or threatened, and no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or, to the knowledge of the Company, proposed, which, in either case, could reasonably be expected to have a Material Adverse Effect.

     5.17   Subsidiaries. The Company has no Subsidiaries other than those
            ------------
specifically disclosed in part (a) of Schedule 5.17 hereto and has no equity
                                      -------------
investments in any other corporation or entity other than those specifically disclosed in part (b) of Schedule 5.17.
                         -------------

     5.18   Insurance. The Company has a self-insurance program covering types
            ---------
of risks and/or properties in amounts consistent with the practices of other companies in the same or similar business and of similar size. The properties of the Company and its Subsidiaries are, consistent with its self-insurance program, insured with financially sound and reputable insurance companies not Affiliates of the Company, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Company or such Subsidiary operates.

     5.19   Full Disclosure. None of the representations or warranties made by
            ---------------
the Company or any Subsidiary in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in any exhibit, report, statement or certificate furnished by or on behalf of the Company or any Subsidiary in connection with the Loan Documents contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered.

     5.20   Disclosure re Margin Stock. On the Closing Date, the Company owns
            --------------------------
the Margin Stock shown on Schedule 5.20.
                          -------------

                                   ARTICLE VI

                             AFFIRMATIVE COVENANTS
                             ---------------------

     So long as any Bank shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, unless the Majority Banks waive compliance in writing:

     6.01   Financial Statements. The Company shall deliver to the Agent, in
            --------------------
form and detail satisfactory to the Agent and the Majority Banks, with sufficient copies for each Bank:

            (a) as soon as available, but not later than 100 days after the end of each fiscal year, a copy of the audited consolidated balance sheet of the Company and its Subsidiaries as at the end of such year and the related consolidated statements of income or operations, shareholders' equity and cash flows for such year, setting forth in each case in comparative form the figures for the previous fiscal year, and accompanied by the opinion of Price Waterhouse or another nationally-recognized independent public accounting firm ("Independent Auditor") which report shall state that such consolidated
  -------------------
financial statements present fairly the financial position for the periods indicated in conformity with GAAP applied on a basis consistent with prior years. Such opinion shall not be qualified or limited because of a restricted or limited examination by the Independent Auditor of any material portion of the Company's or any Subsidiary's records;

            (b) as soon as available, but not later than 60 days after the end of each of the first three fiscal quarters of each fiscal year, a copy of the unaudited consolidated balance sheet of the Company and its Subsidiaries as of the end of such quarter and the related consolidated statements of income, shareholders' equity and cash flows for the period commencing on the first day and ending on the last day of such quarter, and certified by a Responsible Officer as fairly presenting, in accordance with GAAP (subject to ordinary, good faith year-end audit adjustments), the financial position and the results of operations of the Company and the Subsidiaries;

     6.02   Certificates; Other Information. The Company shall furnish to the
            -------------------------------
Agent, with sufficient copies for each Bank:

            (a) concurrently with the delivery of the financial statements referred to in subsection 6.01(a), a certificate of the Independent Auditor stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;

            (b) concurrently with the delivery of the financial statements referred to in subsections 6.01(a) and (b), a Compliance Certificate executed by a Responsible Officer;

            (c) promptly, copies of all financial statements and reports that the Company sends to its shareholders, and copies of all financial statements and regular, periodical or special reports (including Forms 10-K, 10-Q and 8-K) that the Company or any Subsidiary may make to, or file with, the SEC; and

            (d) promptly, such additional information regarding the business, financial or corporate affairs of the Company or any Subsidiary as the Agent, at the request of any Bank, may from time to time request.

     6.03   Notices. The Company shall promptly notify the Agent and each Bank:
            -------

            (a) of the occurrence of any Default or Event of Default, and of the occurrence or existence of any event or circumstance that foreseeably will become a Default or Event of Default;

            (b) of any matter that has resulted or may result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a Contractual Obligation of the Company or any Subsidiary; (ii) any dispute, litigation, investigation, proceeding or suspension between the Company or any Subsidiary and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting the Company or any Subsidiary; including pursuant to any applicable Environmental Laws;

            (c) of the occurrence of any of the following events affecting the Company or any ERISA Affiliate (but in no event more than 10 days after such event), and deliver to the Agent and each Bank a copy of any notice with respect to such event that is filed with a Governmental Authority and any notice delivered by a Governmental Authority to the Company or any ERISA Affiliate with respect to such event:

                 (1)  an ERISA Event;

                 (2) a material increase in the Unfunded Pension Liability of any Pension Plan;

                 (3) the adoption of, or the commencement of contributions to, any Plan subject to Section 412 of the Code by the Company or any ERISA Affiliate; or

                 (4) the adoption of any amendment to a Plan subject to Section 412 of the Code, if such amendment results in a material increase in contributions or Unfunded Pension Liability.

            (d) of any material change in accounting policies or financial reporting practices by the Company or any of its consolidated Subsidiaries.

            Each notice under this Section shall be accompanied by a written statement by a Responsible Officer setting forth details of the occurrence referred to therein, and stating what action the Company or any affected Subsidiary proposes to take with respect thereto and at what time. Each notice under subsection 6.03(a) shall describe with particularity any and all clauses or provisions of this Agreement or other Loan Document that have been (or foreseeably will be) breached or violated.

     6.04   Preservation of Corporate Existence, Etc. The Company shall, and
            ----------------------------------------
shall cause each Subsidiary to:

            (a) preserve and maintain in full force and effect its corporate existence and good standing under the laws of its state or jurisdiction of incorporation;

            (b) preserve and maintain in full force and effect all governmental rights, privileges, qualifications, permits, licenses and franchises necessary or desirable in the normal conduct of its business except in connection with transactions permitted by Section 7.03 and sales of assets permitted by Section 7.02;

            (c) use reasonable efforts, in the ordinary course of business, to preserve its business organization and goodwill; and

            (d) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

     6.05   Maintenance of Property. The Company shall maintain, and shall cause
            -----------------------
each Subsidiary to maintain, and preserve all its property which is used or useful in its business in good working order and condition, ordinary wear and tear excepted and make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

     6.06   Insurance. The Company shall maintain (in accordance with its
            ---------
self-insurance program), and shall cause each Subsidiary to maintain (in accordance with the Company's self-insurance program), with financially sound and reputable independent insurers, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons.

     6.07   Payment of Obligations. The Company shall, and shall cause each
            ----------------------
Subsidiary to, pay and discharge as the same shall become due and payable, all their respective obligations and liabilities, including:

            (a) interest, principal, fees, and all other sums outstanding under or in respect of this Agreement, the Fee Letter, and any other instrument required hereunder in accordance with the terms hereof and thereof;

            (b) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by the Company or such Subsidiary;

            (c) all lawful claims which, if unpaid, would by law become a Lien upon its property; and

            (d) all indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.

     6.08   Compliance with Laws. The Company shall comply, and shall cause each
            --------------------
Subsidiary to comply, in all material respects with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including the Federal Fair Labor Standards Act), except such as may be contested in good faith or as to which a bona fide dispute may exist.

     6.09   Compliance with ERISA. The Company shall, and shall cause each of
            ---------------------
its ERISA Affiliates to: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law; (b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; and (c) make all required contributions to any Plan subject to Section 412 of the Code.

     6.10   Inspection of Property and Books and Records. The Company shall
            --------------------------------------------
maintain and shall cause each Subsidiary to maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Company and such Subsidiary. The Company shall permit, and shall cause each Subsidiary to permit, representatives and independent contractors of the Agent or any Bank to visit and inspect any of their respective properties, to examine their respective corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss their respective affairs, finances and accounts with their respective directors, officers, and independent public accountants, all at the expense of the Company and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Company; provided, however, when an Event of Default exists the Agent or any Bank may do any of the foregoing at the expense of the Company at any time during normal business hours and without advance notice.

     6.11   Environmental Laws. The Company shall, and shall cause each
            ------------------
Subsidiary to, conduct its operations and keep and maintain its property in compliance with all Environmental Laws.

     6.12   Use of Proceeds. (a) The Company shall use the proceeds of the Loans
            ---------------
for working capital and other general corporate purposes not in contravention of any Requirement of Law or of any Loan Document.

            (b) The Company shall not, directly or indirectly, use any portion of the Loan proceeds (i) knowingly to purchase Ineligible Securities from the Arranger during any period in which the Arranger makes a market in such Ineligible Securities, (ii) knowingly to purchase during the underwriting or placement period Ineligible Securities being underwritten or privately placed by the Arranger, or (iii) to make payments of principal or interest on Ineligible Securities underwritten or privately placed by the Arranger and issued by or for the benefit of the Company or any Affiliate of the Company. The Arranger is a registered broker-dealer and permitted to underwrite and deal in certain Ineligible Securities; and "Ineligible Securities" means securities which may
                            ---------------------
not be underwritten or dealt in by member banks of the Federal Reserve System under Section 16 of the Banking Act of 1933 (12 U.S.C. ss. 24, Seventh), as amended.

     6.13   Cooperation. The Company shall perform, on request of the Agent or
            -----------
the Majority Banks and at the Company's expense, such acts as may be necessary or advisable to otherwise carry out the intent of this Agreement.

                                  ARTICLE VII

                               NEGATIVE COVENANTS
                               ------------------

     So long as any Bank shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, unless the Majority Banks waive compliance in writing:

     7.01   Limitation on Liens. The Company shall not, and shall not suffer or
            -------------------
permit any Subsidiary to, directly or indirectly, make, create, incur, assume or suffer to exist any Lien upon or with respect to any part of its property, whether now owned or hereafter acquired, other than the following ("Permitted
                                                                    ---------
Liens"):
-----

            (a) any Lien existing on property of the Company or any Subsidiary on the Closing Date and set forth in Schedule 7.01 securing Indebtedness
                                     -------------
outstanding on such date and any Lien associated with operating leases of the Company and any Subsidiary existing as of the Closing Date;

            (b)  any Lien created under any Loan Document;

            (c) Liens for taxes, fees, assessments or other governmental charges which are not delinquent or remain payable without penalty, or to the extent that non-payment thereof is permitted by Section 6.07, provided that no notice of lien has been filed or recorded under the Code;

            (d) carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other similar Liens arising in the ordinary course of business which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto;

            (e) Liens (other than any Lien imposed by ERISA) consisting of pledges or deposits required in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation;

            (f)  Liens on the property of the Company or its Subsidiary securing
(i) the non-delinquent performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, (ii) contingent obligations on surety and appeal bonds, and (iii) other non-delinquent obligations of a like nature; in each case, incurred in the ordinary course of business, provided all such Liens in the aggregate would not (even if enforced) cause a Material Adverse Effect;

            (g) Liens consisting of judgment or judicial attachment liens, provided that the enforcement of such Liens is effectively stayed and all such liens in the aggregate at any time outstanding for the Company and its Subsidiaries do not exceed $5,000,000;

            (h) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the businesses of the Company and its Subsidiaries;

            (i) Liens on assets of corporations which become Subsidiaries after the date of this Agreement, provided, however, that such Liens existed at the
                            --------  -------
time the respective corporations became Subsidiaries and were not created in anticipation thereof and the principal amount of the obligations secured by such Liens does not exceed $10,000,000;

            (j) purchase money security interests on any property acquired or held by the Company or its Subsidiaries in the ordinary course of business, securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring such property; provided that (i) any such Lien
                                                 -------------
attaches to such property concurrently with or within 20 days after the acquisition thereof, (ii) such Lien attaches solely to the property so acquired in such transaction, (iii) the principal amount of the debt secured thereby does not exceed 100% of the cost of such property, and (iv) the principal amount of the

Indebtedness secured by any and all such purchase money security interests shall not at any time exceed $10,000,000;

            (k) Liens securing obligations in respect of capital leases and operating leases on assets subject to such leases, provided that such capital leases and operating leases are otherwise permitted hereunder; and

            (l) Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided that (i) such deposit account is not a
                        -------------
dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations promulgated by the FRB, and (ii) such deposit account is not intended by the Company or any Subsidiary to provide collateral to the depository institution.

     7.02   Disposition of Assets. The Company shall not, and shall not suffer
            ---------------------
or permit any Subsidiary to, directly or indirectly, sell, assign, lease, convey, transfer or otherwise dispose of (whether in one or a series of transactions) any property (including accounts and notes receivable, with or without recourse) or enter into any agreement to do any of the foregoing, except:

            (a) dispositions of inventory, or used, worn-out or surplus equipment, all in the ordinary course of business;

            (b) the sale of equipment to the extent that such equipment is exchanged for credit against the purchase price of similar replacement equipment, or the proceeds of such sale are reasonably promptly applied to the purchase price of such replacement equipment;

            (c) the sale by Polar Express of leases and/or machinery pursuant to the Polar Program;

            (d) the sale by the Company or any Subsidiary of trucks pursuant to the Truck Lease Program; and

            (e) dispositions not otherwise permitted hereunder which are made for fair market value; provided that (i) at the time of any disposition, no
                       -------------
Event of Default shall exist or shall result from such disposition, (ii) the aggregate sales price from such disposition shall be paid in cash, and (iii) the aggregate value of all assets so sold by the Company and its Subsidiaries, together, shall not exceed in any fiscal year $5,000,000.

     7.03   Consolidations and Mergers. The Company shall not, and shall not
            --------------------------
suffer or permit any Subsidiary to, merge, consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except:

            (a) any Subsidiary may merge with the Company, provided that the Company shall be the continuing or surviving corporation, or with any one or more Subsidiaries, provided that if any transaction shall be between a Subsidiary and a Wholly-Owned Subsidiary, the Wholly-Owned Subsidiary shall be the continuing or surviving corporation; and

            (b) any Subsidiary may sell all or substantially all of its assets (upon voluntary liquidation or otherwise), to the Company or another Wholly-Owned Subsidiary.

     7.04   Loans and Investments. The Company shall not purchase or acquire, or
            ---------------------
suffer or permit any Subsidiary to purchase or acquire, or make any commitment therefor, any capital stock, equity interest, or any obligations or other securities of, or any interest in, any Person, or make or commit to make any Acquisitions, or make or commit to make any advance, loan, extension of credit or capital contribution to or any other investment in, any Person including any Affiliate of the Company, except for:

            (a)  investments in Cash Equivalents;

            (b) extensions of credit in the nature of accounts receivable or notes receivable arising from the sale or lease of goods or services in the ordinary course of business;

            (c) extensions of credit by the Company to any of its Wholly-Owned Subsidiaries or by any of its Wholly-Owned Subsidiaries to another of its Wholly-Owned Subsidiaries;

            (d) investments (other than those permitted under subsections (a), (b), (c), (e), and (f) of this Section) subject to the following additional limitations:

                 (1) up to an aggregate amount of $45,000,000 may be invested in Persons engaged in businesses substantially similar to the businesses currently engaged in by the Company and/or any of its Subsidiaries;

                 (2) up to an aggregate amount of $10,000,000 may be invested in Persons engaged in businesses not covered by clause (1) of this subsection; and

                 (3)  the aggregate amount of investments under clauses (1) and
     (2) of this subsection may not exceed $45,000,000;

            (e)  investments acquired in exchange for stock of the Company; and

            (f)  investments existing as of the Closing Date as set forth in
Schedule 7.04.
-------------

     7.05   Limitation on Indebtedness. The Company shall not, and shall not
            --------------------------
suffer or permit any Subsidiary to, create, incur, assume, suffer to exist, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

            (a)  Indebtedness incurred pursuant to this Agreement;

            (b) accounts payable to trade creditors for goods and services and current operating liabilities (not the result of the borrowing of money) incurred in the Ordinary Course of Business of the Company or such Subsidiary in accordance with customary terms and paid within the specified time, unless contested in good faith by appropriate proceedings and reserved for in accordance with GAAP;

            (c) Indebtedness consisting of Contingent Obligations permitted pursuant to Section 7.08;

            (d)  Indebtedness existing on the Closing Date and set forth in
Schedule 7.05;
-------------

            (e) Indebtedness secured by Liens permitted by subsections 7.01(i) and (j) in an aggregate amount outstanding not to exceed $20,000,000; and

            (f) Indebtedness incurred in connection with leases permitted pursuant to Section 7.10.

     7.06   Transactions with Affiliates. The Company shall not, and shall not
            ----------------------------
suffer or permit any Subsidiary to, enter into any transaction with any Affiliate of the Company, except upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would obtain in a comparable arm's-length transaction with a Person not an Affiliate of the Company or such Subsidiary.

     7.07   Use of Proceeds. The Company shall not, and shall not suffer or
            ---------------
permit any Subsidiary to, use any portion of the Loan proceeds, directly or indirectly, (i) to purchase or carry Margin Stock, (ii) to repay or otherwise refinance indebtedness of the Company or others incurred to purchase or carry Margin Stock, (iii) to extend credit for the purpose of purchasing or carrying any Margin Stock, or (iv) to acquire any security in any transaction that is subject to Section 13 or 14 of the Exchange Act. During the period from the date of this Agreement through the last day of the Share Purchase Period, the Company may use the proceeds of the Loans to pay for purchases of the Company's common stock for immediate retirement of such stock.

     7.08   Contingent Obligations. The Company shall not, and shall not suffer
            ----------------------
or permit any Subsidiary to, create, incur, assume or suffer to exist any Contingent Obligations except:

            (a) endorsements for collection or deposit in the ordinary course of business;

            (b) Contingent Obligations of the Company and its Subsidiaries existing as of the Closing Date and listed in Schedule 7.08; and
                                              -------------

            (c) Guaranty Obligations in respect of Indebtedness of a Subsidiary which is permitted under this Agreement;

            (d) The Contingent Obligations of Polar Express with respect to leases it sells or enters into pursuant to the Polar Program up to an aggregate amount of $10,000,000; and the Company's Guaranty Obligations, if any, with respect to such Contingent Obligations of Polar Express up to an aggregate amount of $10,000,000; and

            (e) In addition to that permitted under the preceding subsections, Guaranty Obligations covering up to $5,000,000 principal of primary obligations.

     7.09   Joint Ventures. Except for investments in a Joint Venture permitted
            --------------
under Section 7.04, the Company shall not, and shall not suffer or permit any Subsidiary to, enter into any Joint Venture, other than in the ordinary course of business.

     7.10   Lease Obligations. The Company shall not, and shall not suffer or
            -----------------
permit any Subsidiary to, create or suffer to exist any obligations for the payment of rent for any property under lease or agreement to lease, except for:

            (a) leases of the Company and of Subsidiaries in existence on the Closing Date and any renewal, extension or refinancing thereof;

            (b) leases entered into by the Company or any of its Subsidiaries pursuant to the Truck Lease Program;

            (c) leases entered into by Polar Express pursuant to the Polar Program;

            (d) operating leases other than those permitted under other subsections of this Section entered into by the Company or any of its Subsidiaries after the Closing Date in the ordinary course of business as conducted as of the Closing Date; provided that the aggregate amount of rent and other charges to be paid under such leases (without discounting to present value and without regard to any options to extend) does not exceed $10,000,000;

            (e) leases other than those permitted under other subsections of this Section entered into by the Company or any of its Subsidiaries after the Closing Date, provided, that:
              --------

                 (1) immediately prior to giving effect to such lease, the Property subject to such lease was sold by the Company or any such Subsidiary to the lessor pursuant to a transaction permitted under Section 7.02;

                 (2) no Default or Event of Default exists or would occur as a result of such sale and subsequent lease; and

                 (3) the aggregate amount of rent and other charges to be paid under such leases (without discounting to present value and without regard to any options to extend) does not exceed $5,000,000.

            (f) capital leases other than those permitted under other subsections of this Section, entered into by the Company or any of its Subsidiaries after the Closing Date to finance the acquisition of equipment; provided that the aggregate for all such capital leases included in the
--------
Company's most current consolidated balance sheet furnished to the Agent pursuant to Section 6.01 to the Agent shall not exceed $15,000,000.

     7.11   Restricted Payments. The Company shall not, and shall not suffer or
            -------------------
permit any Subsidiary to, declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any shares of any class of its capital stock, or purchase, redeem or otherwise acquire for value any shares of its capital stock or any warrants, rights or options to acquire such shares, now or hereafter outstanding; except that the Company and any Wholly-Owned Subsidiary may:

            (a) declare and make dividend payments or other distributions payable in cash or in its common stock;

            (b) purchase, redeem or otherwise acquire shares of its common stock or warrants or options to acquire any such shares with the proceeds received from the substantially concurrent issue of new shares of its common stock;

            (c) during the Share Purchase Period purchase its common stock for immediate retirement up to an aggregate purchase price of $106,000,000;

            (d) undertake or permit to be undertaken dividend payments or other distributions or purchases, redemptions or acquisitions for value described in the first paragraph of this Section, provided that the aggregate value of all such payments, distributions, purchases, redemptions and acquisitions (other than pursuant to subsections (a), (b) or (c) of this Section) does not exceed $5,000,000; and

            (e)  purchase shares of its common stock pursuant to:
                 (1)  the Company's "Employee Secured Stock Purchase Plan
     (1990)" and the Company's "Section 423 Employee Stock Purchase Plan (1990)" both as in effect on the Closing Date, and

                 (2) the Company's "Stock Option Plan (1992)", the Company's "Incentive Stock Option Plan (1982)", and the

Company's "Stock Option Plan (1993)", all as in effect on the Closing Date.

     7.12   ERISA. The Company shall not, and shall not suffer or permit any of
            -----
its ERISA Affiliates to: (a) engage in a prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably be expected to result in liability of the Company in an aggregate amount in excess of $10,000,000; or (b) engage in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

     7.13   Consolidated Net Worth. The Company shall not permit its
            ----------------------
Consolidated Net Worth at any time during any fiscal quarter to be less than the sum of (i) $312,000,000; plus (ii) 75% of the Company's net profit for each fiscal quarter beginning with the first fiscal quarter of 1994 (with no deduction for losses); plus (iii) 100% of Net Issuance Proceeds of any stock offerings or subordinated debt incurred since September 24, 1994; less (iv) the aggregate purchase price paid by the Company for the purchase of its common stock permitted under Section 7.11(c).

     7.14   Minimum Fixed Charge Coverage Ratio. The Company shall not permit
            -----------------------------------
its Fixed Charge Coverage Ratio (a) prior to its first fiscal quarter of 1996 to be less than 1.10 to 1.00, (b) for its first fiscal quarter of 1996 and thereafter to be less than 1.75 to 1.00. For purposes of this Section, Fixed Charge Coverage Ratio means the ratio of "A" to "B" where:

     "A" means the sum of earnings before taxes plus current operating lease expenses plus interest expense. The Company's write-off of up to $800,000 as a result of the Company's investment in DSD Partnership, a California general partnership shall be excluded in computing earnings before taxes for purposes of this Section; and

     "B"   means interest expense plus current operating lease expense;

     in all cases computed on a consolidated basis and measured as follows:

                 (1) as of the last day of the Company's third fiscal quarter ending in 1994, for such quarter;

                 (2) as of the last day of the Company's fourth fiscal quarter ending in 1994, for the combined period consisting of the Company's third and fourth fiscal quarters of 1994;

                 (3) as of the last day of the Company's first fiscal quarter ending in 1995, for the combined period consisting of Company's third and fourth fiscal quarters of 1994 and the Company's first fiscal quarter ending in 1995; and

                 (4) as of the last day of each successive fiscal quarter of the Company, on a rolling four quarter basis.

     7.15   Funded Debt/EBITDA Ratio. (a) The Company shall not permit its
            ------------------------
Funded Debt/EBITDA Ratio to be greater than (i) 6.25 for the period from the Closing Date through its second fiscal quarter in 1995; (ii) 5.25 for the period consisting of its third and fourth fiscal quarters in 1995 and its first and second quarters of 1996; (iii) 4.50 for the period consisting of its third and fourth quarters in 1996; and (iv) 4.00 thereafter.

            (b) In determining compliance with this Section, the Company's Funded Debt at each quarterly measurement period shall be reduced by the amounts shown in the following table to accommodate increases in the Company's seasonal debt:

================================================================================
Fiscal
quarter                           1995               1996               1997
ending in:
--------------------------------------------------------------------------------
March                          $10,000,000        $10,000,000        $10,000,000
--------------------------------------------------------------------------------
June                           $40,000,000        $45,000,000        $50,000,000
--------------------------------------------------------------------------------
September                      $30,000,000        $35,000,000        $40,000,000
================================================================================

     7.16   Change in Business. The Company shall not, and shall not suffer or
            ------------------
permit any Subsidiary to, engage in any material line of business substantially different from those lines of business carried on by the Company and its Subsidiaries on the date hereof.

     7.17   Accounting Changes. The Company shall not, and shall not suffer or
            ------------------
permit any Subsidiary to, make any significant change in accounting treatment or reporting practices, except as required by GAAP, or change the fiscal year of the Company or of any Subsidiary.

     7.18   Other Contracts. The Company shall not enter into any employment
            ---------------
contracts or other employment or service-retention arrangements whose terms, including salaries, benefits and other compensation, are not normal and customary.

                                  ARTICLE VIII

                               EVENTS OF DEFAULT
                               -----------------

     8.01   Event of Default. Any of the following shall constitute an "Event
            ----------------                                            -----

of Default":
----------

            (a)  Non-Payment. The Company fails to pay, (i) when and as required
                 -----------
to be paid herein, any amount of principal of any Loan, or (ii) within five days after the same becomes due, any interest, fee or any other amount payable hereunder or under any other Loan Document; or

            (b)  Representation or Warranty. Any representation or warranty by
                 --------------------------
the Company or any Subsidiary made or deemed made herein, in any other Loan Document, or which is contained in any certificate, document or financial or other statement by the Company, any Subsidiary, or any Responsible Officer, furnished at any time under this Agreement, or in or under any other Loan Document, is incorrect in any material respect on or as of the date made or deemed made; or

            (c)  Specific Defaults. The Company fails to perform or observe any
                 -----------------
term, covenant or agreement contained in any of Sections 6.03, or 6.10 or in
Article VII other than Sections 7.01, 7.05, 7.06, 7.12, 7.16, 7.17, or 7.18; or

            (d)  Other Defaults. The Company fails to perform or observe:
                 --------------

                 (1) any term, covenant or agreement contained in any of Sections 6.01, 6.02, 7.01, or 7.05 and such default shall continue unremedied for a period of five Business Days after notice from the Agent or any Bank that such failure to comply constitutes an Event of Default; or

                 (2) any other term or covenant contained in this Agreement or any other Loan Document, and such default shall continue unremedied for a period of 30 days after its occurrence; or

            (e)  Cross-Default. The Company or any Subsidiary (i) fails to make
                 -------------
any payment in respect of any Indebtedness or Contingent Obligation having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $1,000,000 when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) and such failure continues after the applicable grace or notice period, if any, specified in the document relating thereto on the date of such failure; or (ii) fails to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any such Indebtedness or Contingent Obligation, and such failure continues after the applicable grace or notice period, if any, specified in the document relating thereto on the date of such failure if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause such Indebtedness to be declared to be due and payable prior to its stated maturity, or such Contingent Obligation to become payable or cash collateral in respect thereof to be demanded; or

            (f)  Insolvency; Voluntary Proceedings. The Company or any Material
                 ---------------------------------
Subsidiary (i) ceases or fails to be solvent, or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) voluntarily ceases to conduct its business in the ordinary course; (iii) commences any Insolvency Proceeding with respect to itself; or (iv) takes any action to effectuate or authorize any of the foregoing; or

            (g)  Involuntary Proceedings. (i) Any involuntary Insolvency
                 -----------------------
Proceeding is commenced or filed against the Company or any Material Subsidiary, or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of the Company's or any Material Subsidiary's properties, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within 60 days after commencement, filing or levy; (ii) the Company or any Material Subsidiary admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; or (iii) the Company or any Material Subsidiary acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its property or business; or

            (h)  ERISA. (i) An ERISA Event shall occur with respect to a Pension
                 -----
Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Company under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $5,000,000;
(ii) the aggregate amount of Unfunded Pension Liability among all Pension Plans at any time exceeds $5,000,000; or (iii) the Company or any ERISA Affiliate shall fail to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $5,000,000; or

            (i)  Monetary Judgments. One or more non-interlocutory judgments,
                 ------------------
non-interlocutory orders, decrees or arbitration awards is entered against the Company or any Subsidiary involving in the aggregate a liability (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) as to any single or related series of transactions, incidents or conditions, in an aggregate amount equal to 5% or more of the Company's Consolidated Net Worth, and the same shall remain unsatisfied, unvacated and unstayed pending appeal for a period of 30 days after the entry thereof; or

            (j)  Non-Monetary Judgments. Any non-monetary judgment, order or
                 ----------------------
decree is entered against the Company or any Subsidiary which does or would reasonably be expected to have a

Material Adverse Effect, and there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

            (k)  Change of Control. (i) Any person acquires beneficial ownership
                 -----------------
of 40% or more of the combined voting power of the Company's outstanding securities immediately after such acquisition (which 40% shall be calculated after including the dilutive effect of the conversion or exchange of any outstanding securities of the Company convertible into or exchangeable for voting securities), (ii) a change occurs in the composition of majority membership of the Company's Board of Directors over any two year period, (iii) a change of ownership of the Company such that the Company becomes subject to the delisting of its common stock from the NASDAQ National Market System, (iv) the Company's Board of Directors approves the sale of all or substantially all of the assets of the Company, or (v) the Company's Board of Directors approves any merger, consolidation, issuance of securities, or purchase of assets, the result of which would be the occurrence of any event described in clause (i), (ii), or
(iii) of this subsection. Notwithstanding anything to the contrary in this subsection, acquisitions by any person (or any group of which such a person is a
member) who as of          1994 is a member of the Board of Directors of the
                  --------
Company, of beneficial ownership of 40% or more of the combined voting power of the Company's outstanding securities immediately after such acquisition (calculation of such 40% being made as described above) shall not be deemed subject to this subsection;

            (l)  Loss of Licenses. Any Governmental Authority revokes or fails
                 ----------------
to renew any material license, permit or franchise of the Company or any Subsidiary, or the Company or any Subsidiary for any reason loses any material license, permit or franchise, or the Company or any Subsidiary suffers the imposition of any restraining order, escrow, suspension or impound of funds in connection with any proceeding (judicial or administrative) with respect to any material license, permit or franchise; or

            (m)  Adverse Change. There occurs a Material Adverse Effect which,
                 --------------
in the opinion of Majority Banks, (1) will adversely affect the ability of the Company to perform under any Loan Document or to avoid any Event of Default or
(2) will have a material adverse effect upon the legality, validity, binding effect, or enforceability against the Company of any Loan Document; or

            (n)  Invalidity of Subordination Provisions. The subordination
                 --------------------------------------
provisions of any agreement or instrument governing any subordinated debt is for any reason revoked or invalidated, or otherwise cease to be in full force and effect, or any Person contests in any manner the validity or enforceability thereof or denies that it has any further liability or obligation thereunder, or the Indebtedness hereunder is for any reason subordinated or does not have the priority contemplated by this Agreement or such subordination provisions.

     8.02   Remedies. If any Event of Default occurs, the Agent shall, at the
            --------
request of, or may, with the consent of, the Majority Banks,

            (a) declare the commitment of each Bank to make Loans to be terminated, whereupon such commitments shall be terminated;

            (b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company; and

            (c) exercise on behalf of itself and the Banks all rights and remedies available to it and the Banks under the Loan Documents or applicable law;

provided, however, that upon the occurrence of any event specified in subsection
--------  -------
(f) or (g) of Section 8.01 (in the case of clause (i) of subsection (g) upon the expiration of the 60-day period mentioned therein), the obligation of each Bank to make Loans shall automatically terminate and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable without further act of the Agent or any Bank.

     8.03   Rights Not Exclusive. The rights provided for in this Agreement and
            --------------------
the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.

                                   ARTICLE IX

                                   THE AGENT
                                   ---------

     9.01   Appointment and Authorization. Each Bank hereby irrevocably (subject
            -----------------------------
to Section 9.09) appoints, designates and authorizes the Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Agent have or be deemed to have any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent.

                  9.02 Delegation of Duties. The Agent may execute any of its
                       --------------------
         duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

                  9.03 Liability of Agent. None of the Agent-Related Persons
                       ------------------
         shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Banks for any recital, statement, representation or warranty made by the Company or any Subsidiary or Affiliate of the Company, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of the Company or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Company or any of the Company's Subsidiaries or Affiliates.

                  9.04 Reliance by Agent.
                       -----------------

           (a) The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Company), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Majority Banks as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Majority Banks and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Banks.

            (b) For purposes of determining compliance with the conditions specified in Section 4.01, each Bank that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by the Agent to such Bank for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to the Bank.

     9.05   Notice of Default. The Agent shall not be deemed to have knowledge
            -----------------
or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Agent for the account of the Banks, unless the Agent shall have received written notice from a Bank or the Company referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". The Agent will notify the Banks of its receipt of any such notice. The Agent shall take such action with respect to such Default or Event of Default as may be requested by the Majority Banks in accordance with Article VIII; provided, however, that unless and until the Agent has received any such
      --------  -------
request, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Banks.

     9.06   Credit Decision. Each Bank acknowledges that none of the Agent-
            ---------------
Related Persons has made any representation or warranty to it, and that no act by the Agent hereinafter taken, including any review of the affairs of the Company and its Subsidiaries, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Bank. Each Bank represents to the Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Company and its Subsidiaries, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Company and its Subsidiaries hereunder. Each Bank also represents that it will, independently and without reliance upon any Agent- Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Company. Except for notices, reports and other documents expressly herein required to be furnished to the Banks by the Agent, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Company which may come into the possession of any of the Agent-Related Persons.

     9.07   Indemnification of Agent.  Whether or not the transactions
            ------------------------
contemplated hereby are consummated, the Banks shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Company and without limiting the obligation of the Company to do so), pro rata, from and against any and all Indemnified Liabilities; provided, however, that no
                                                      --------  -------
Bank shall be liable for the payment to the Agent-Related Persons of any portion of such Indemnified Liabilities resulting solely from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Bank shall reimburse the Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Company. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of the Agent.

     9.08   Agent in Individual Capacity.  BofA and its Affiliates may make
            ----------------------------
loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Company and its Subsidiaries and Affiliates as though BofA were not the Agent hereunder and without notice to or consent of the Banks. The Banks acknowledge that, pursuant to such activities, BofA or its Affiliates may receive information regarding the Company or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Company or such Subsidiary) and acknowledge that the Agent shall be under no obligation to provide such information to them. With respect to its Loans, BofA shall have the same rights and powers under this Agreement as any other Bank and may exercise the same as though it were not the Agent, and the terms "Bank" and "Banks" include BofA in its individual capacity.

     9.09   Successor Agent.  The Agent may, and at the request of the Majority
            ---------------
Banks shall, resign as Agent upon 30 days' notice to the Banks. If the Agent resigns under this Agreement, the Majority Banks shall appoint from among the Banks a successor agent for the Banks. If no successor agent is appointed prior to the effective date of the resignation of the Agent, the Agent may appoint, after consulting with the Banks and the Company, a successor agent from among the Banks. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Agent" shall mean such successor agent and the retiring Agent's appointment, powers and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article and Sections 10.04 and 10.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor agent has accepted appointment as Agent by the date which is 30 days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Banks shall perform all of the duties of the Agent hereunder until such time, if any, as the Majority Banks appoint a successor agent as provided for above.

     9.10   Withholding Tax.  (a)  If any Bank is a "foreign corporation,
            ---------------
partnership or trust" within the meaning of the Code and such Bank claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the Code, such Bank agrees with and in favor of the Agent, to deliver to the Agent:

                 (1) if such Bank claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, properly completed IRS Form 1001 before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;

                 (2) if such Bank claims that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Bank, two properly completed and executed copies of IRS Form 4224 before the payment of any interest is due in the first taxable year of such Bank and in each succeeding taxable year of such Bank during which interest may be paid under this Agreement; and

                 (3) such other form or forms as may be required under the Code or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

Such Bank agrees to promptly notify the Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

            (b) If any Bank claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form 1001 and such Bank sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Company to such Bank, such Bank agrees to notify the Agent of the percentage amount in which it is no longer the beneficial owner of Obligations of the Company to such Bank. To the extent of such percentage amount, the Agent will treat such Bank's IRS Form 1001 as no longer valid.

            (c) If any Bank claiming exemption from United States withholding tax by filing IRS Form 4224 with the Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Company to such Bank, such Bank agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.

            (d) If any Bank is entitled to a reduction in the applicable withholding tax, the Agent may withhold from any interest payment to such Bank an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by subsection (a) of this Section are not delivered to the Agent, then the Agent may withhold from any interest payment to such Bank not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

            (e) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Bank (because the appropriate form was not delivered, was not properly executed, or because such Bank failed to notify the Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Bank shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Agent under this Section, together with all costs and expenses (including Attorney Costs). The obligation of the Banks under this subsection shall survive the payment of all Obligations and the resignation or replacement of the Agent.

     9.11   Co-Agents.  The Bank identified on the facing page or signature
            ---------
pages of this Agreement as a "co-agent" shall have no right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Banks as such. Without limiting the foregoing, the Bank so identified as a "co-agent" shall not have or shall not be deemed to have any fiduciary relationship with any Bank. Each Bank acknowledges that it has not relied, and will not rely, on the Bank so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.


                                   ARTICLE X

                                 MISCELLANEOUS
                                 -------------

     10.01  Amendments and Waivers.  No amendment or waiver of any provision of
            ----------------------
this Agreement or any other Loan Document, and no consent with respect to any departure by the Company therefrom, shall be effective unless the same shall be in writing and signed by the Majority Banks (or by the Agent at the written request of the Majority Banks) and the Company and acknowledged by the Agent, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that
                                                       --------  -------
no such waiver, amendment, or consent shall, unless in writing and signed by all the Banks and the Company and acknowledged by the Agent, do any of the following:

            (a) increase or extend the Commitment of any Bank (or reinstate any Commitment terminated pursuant to Section 8.02);

            (b) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Banks (or any of them) hereunder or under any other Loan Document;

            (c) reduce the principal of, or the rate of interest specified herein on any Loan, or (subject to clause (ii) below) any fees or other amounts payable hereunder or under any other Loan Document;

            (d) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which is required for the Banks or any of them to take any action hereunder; or

            (e) amend this Section, or Section 2.13, or any provision herein providing for consent or other action by all Banks;

and, provided further, that (i) no amendment, waiver or consent shall, unless in
     -------- -------
writing and signed by the Agent in addition to the Majority Banks or all the Banks, as the case may be, affect the rights or duties of the Agent under this Agreement or any other Loan Document, and (ii) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed by the parties thereto.

     10.02  Notices.  (a)  All notices, requests and other communications shall
            -------
be in writing (including, unless the context expressly otherwise provides, by facsimile transmission, provided that any matter transmitted by the Company by facsimile (i) shall be immediately confirmed by a telephone call to the recipient at the number specified on Schedule 10.02, and (ii) shall be followed
                                     --------------
promptly by delivery of a hard copy original thereof) and mailed, faxed or delivered, to the address or facsimile number specified for notices on Schedule
                                                                       --------
10.02; or, as directed to the Company or the Agent, to such other address as
-----
shall be designated by such party in a written notice to the other parties, and as directed to any other party, at such other address as shall be designated by such party in a written notice to the Company and the Agent.

            (b) All such notices, requests and communications shall, when transmitted by overnight delivery, or faxed, be effective when delivered for overnight (next-day) delivery, or transmitted in legible form by facsimile machine, respectively, or if mailed, upon the third Business Day after the date deposited into the U.S. mail, or if delivered, upon delivery; except that notices pursuant to Article II or IX shall not be effective until actually received by the Agent.

            (c) Any agreement of the Agent and the Banks herein to receive certain notices by telephone or facsimile is solely for the convenience and at the request of the Company. The Agent and the Banks shall be entitled to rely on the authority of any Person purporting to be a Person authorized by the Company to give such notice and the Agent and the Banks shall not have any liability to the Company or other Person on account of any action taken or not taken by the Agent or the Banks in reliance upon such telephonic or facsimile notice. The obligation of the Company to repay the Loans shall not be affected in any way or to any extent by any failure by the Agent and the Banks to receive written confirmation of any telephonic or facsimile notice or the receipt by the Agent and the Banks of a confirmation which is at variance with the terms understood by the Agent and the Banks to be contained in the telephonic or facsimile notice.

     10.03  No Waiver; Cumulative Remedies.  No failure to exercise and no delay
            ------------------------------
in exercising, on the part of the Agent or any Bank, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

     10.04  Costs and Expenses.  The Company shall:
            ------------------

            (a) whether or not the transactions contemplated hereby are consummated, pay or reimburse BofA (including in its capacity as Agent) and the Arranger within five Business Days after demand (subject to subsection 4.01(d)) for all costs and expenses incurred by BofA (including in its capacity as Agent) and the Arranger in connection with the development, preparation, delivery, administration and execution of, and any amendment, supplement, waiver or modification to (in each case, whether or not consummated), this Agreement, any Loan Document and any other documents prepared in connection herewith or therewith (including assignments and delegations by any Bank or Banks of their rights and obligations under this Agreement), and the consummation of the transactions contemplated hereby and thereby, including reasonable Attorney Costs incurred by BofA (including in its capacity as Agent) and the Arranger with respect thereto; and

            (b) pay or reimburse the Agent, the Arranger, and each Bank within five Business Days after demand (subject to subsection 4.01(d)) for all costs and expenses (including Attorney Costs) incurred by them in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or any other Loan Document during the existence of an Event of Default or after acceleration of the Loans (including in connection with any "workout" or restructuring regarding the Loans, and including in any Insolvency Proceeding or appellate proceeding).

     10.05  Company Indemnification.  Whether or not the transactions
            -----------------------
contemplated hereby are consummated, the Company shall indemnify and hold the Agent-Related Persons, and each Bank and each of its respective officers, directors, employees, counsel, agents and attorneys-in-fact (each, an "Indemnified Person") harmless from and against any
                             ------------------
and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Loans and the termination, resignation or replacement of the Agent or replacement of any Bank) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein, or the transactions contemplated hereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any Insolvency Proceeding or appellate proceeding) related to or arising out of this Agreement or the Loans or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified
                                                                 -----------
Liabilities"); provided, that the Company shall have no obligation hereunder to
-----------
any Indemnified Person with respect to Indemnified Liabilities resulting solely from the gross negligence or willful misconduct of such Indemnified Person. The agreements in this Section shall survive payment of all other Obligations.

     10.06  Payments Set Aside.  To the extent that the Company makes a payment
            ------------------
to the Agent or the Banks, or the Agent or the Banks exercise their right of set-off, and such payment or the proceeds of such set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Agent or such Bank in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any Insolvency Proceeding or otherwise, then (a) to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Bank severally agrees to pay to the Agent upon demand its pro rata share of any amount so recovered from or repaid by the Agent.

     10.07  Successors and Assigns.
            ----------------------

            (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Company may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Agent and each Bank.

     10.08  Assignments, Participations, etc.
            --------------------------------

            (a)  Any Bank may, with the written consent of the Company
(which consent of the Company shall not be unreasonably withheld) at all times other than during the existence of an Event of Default and the Agent at any time, assign and delegate to one or more Eligible Assignees (provided that no written consent of the Company or the Agent shall be required in connection with any assignment and delegation by a Bank to an Eligible
Assignee that is an Affiliate
of such Bank) (each an "Assignee") all, or any ratable part of all, of the
                       ----------
Loans, the Commitments and the other rights and obligations of such Bank hereunder, in a minimum amount of $10,000,000; provided, however, that the
                                                --------  -------
Company and the Agent may continue to deal solely and directly with such Bank in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Company and the Agent by such Bank and the Assignee; (ii) such Bank and its Assignee shall have delivered to the Company and the Agent an Assignment and Acceptance in the form of Exhibit E ("Assignment and Acceptance"); and (iii) the assignor
               ---------  ---------------------------
Bank or Assignee has paid to the Agent a processing fee in the amount of $5,000 (except as set forth in a separate agreement between the Agent and the Co-Agent).

            (b) From and after the date that the Agent notifies the assignor Bank that it has received (and provided its consent with respect to) an executed Assignment and Acceptance and payment of the above-referenced processing fee,
(i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Bank under the Loan Documents, and (ii) the assignor Bank shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Documents.

            (c) Immediately upon each Assignee's making its processing fee payment under the Assignment and Acceptance, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Bank pro tanto.
                                  --- -----

            (d) Any Bank may at any time sell to one or more commercial banks or other Persons not Affiliates of the Company (a "Participant") participating
                                                  -------------
interests in any Loans, the Commitment of that Bank and the other interests of that Bank (the "originating Bank") hereunder and under the other Loan Documents; provided, however, that (i) the originating Bank's obligations under this
--------  -------
Agreement shall remain unchanged, (ii) the originating Bank shall remain solely responsible for the performance of such obligations, (iii) the Company and the Agent shall continue to deal solely and directly with the originating Bank in connection with the originating Bank's rights and obligations under this Agreement and the other Loan Documents, and (iv) no Bank shall transfer or grant any participating interest under which the Participant has rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment, consent or waiver would require unanimous consent of the Banks as described in the first proviso to Section 10.01.  In the case of any such participation,
       ----- -------
the Participant shall be entitled to the benefit of Sections 3.01, 3.03 and
10.05 as though it were also a Bank hereunder, and shall not have any other rights under this Agreement, or any of the other Loan Documents, and all amounts payable by the Company hereunder shall be determined as if such Bank had not sold such participation; except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Bank under this Agreement.

           Notwithstanding any other provision in this Agreement, any Bank may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR
Section 203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

     10.09  Confidentiality.  Each Bank agrees to take and to cause its
            ---------------
Affiliates to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information identified as "confidential" or "secret" by the Company and provided to it by the Company or any Subsidiary, or by the Agent on such Company's or Subsidiary's behalf, under this Agreement or any other Loan Document, and neither it nor any of its Affiliates shall use any such information other than in connection with or in enforcement of this Agreement and the other Loan Documents or in connection with other business now or hereafter existing or contemplated with the Company or any Subsidiary; except to the extent such information (i) was or becomes generally available to the public other than as a result of disclosure by the Bank, or (ii) was or becomes available on a non-confidential basis from a source other than the Company, provided that such source is not bound by a confidentiality agreement with the Company known to the Bank; provided, however, that any Bank may disclose such
                           --------  -------
information (A) at the request or pursuant to any requirement of any Governmental Authority to which the Bank is subject or in connection with an examination of such Bank by any such authority; (B) pursuant to subpoena or other court process; (C) when required to do so in accordance with the provisions of any applicable Requirement of Law; (D) to the extent reasonably required in connection with any litigation or proceeding to which the Agent, any Bank or their respective Affiliates may be party; (E) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document; (F) to such Bank's independent auditors and other professional advisors; (G) to any Participant or Assignee, actual or potential, provided that such Person agrees in writing to keep such information confidential to the same extent required of the Banks hereunder; (H) as to any Bank or its Affiliate, as expressly permitted under the terms of any other document or agreement regarding confidentiality to which the Company or any Subsidiary is party or is deemed party with such Bank or such Affiliate; and (I) to its Affiliates.

     10.10  Set-off.  In addition to any rights and remedies of the Banks
            -------
provided by law, if an Event of Default exists or the Loans have been accelerated, each Bank is authorized at any time and from time to time, without prior notice to the Company, any such notice being waived by the Company to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Bank to or for the credit or the account of the Company against any and all Obligations owing to such Bank, now or hereafter existing, irrespective of whether or not the Agent or such Bank shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured. Each Bank agrees promptly to notify the Company and the Agent after any such set-off and application made by such Bank; provided, however, that the failure to give such notice shall not
           --------  -------
affect the validity of such set-off and application.

     10.11  Notification of Addresses, Lending Offices, Etc.  Each Bank shall
            ------------------------------------------------
notify the Agent in writing of any changes in the address to which notices to the Bank should be directed, of addresses of any Lending Office, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as the Agent shall reasonably request.

     10.12  Counterparts.  This Agreement may be executed in any number of
            ------------
separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument.

     10.13  Severability.  The illegality or unenforceability of any provision
            ------------
of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

     10.14  No Third Parties Benefitted.  This Agreement is made and entered
            ---------------------------
into for the sole protection and legal benefit of the Company, the Banks, the Agent and the Agent-Related Persons, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents.

     10.15  Governing Law and Jurisdiction.  (a)  THIS AGREEMENT SHALL BE
            ------------------------------
GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA; PROVIDED THAT THE AGENT AND THE BANKS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

            (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF CALIFORNIA OR OF THE UNITED STATES FOR THE NORTHERN DISTRICT OF CALIFORNIA, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE COMPANY, THE AGENT AND THE BANKS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE COMPANY, THE AGENT AND THE BANKS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR
                                 --------------------
HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. THE COMPANY, THE AGENT AND THE BANKS EACH WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY CALIFORNIA LAW.

     10.16  Waiver of Jury Trial.  THE COMPANY, THE BANKS AND THE AGENT EACH
            --------------------
     WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE COMPANY, THE BANKS AND THE AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in San Francisco,

California by their proper and duly authorized officers as of the day and year first above written.


                                                 DREYER'S GRAND ICE CREAM, INC.


                                                 By:  /s/ WILLIAM C. COLLETT
                                                      --------------------------
                                                 Name:    William C. Collett
                                                       -------------------------
                                                 Title:   Treasurer
                                                        ------------------------



                                                 BANK OF AMERICA NATIONAL TRUST
                                                 AND SAVINGS ASSOCIATION,
                                                 as Agent


                                                 By:  /s/ KEVIN LEADER
                                                      --------------------------
                                                 Name:  Kevin C. Leader
                                                 Title:  Vice President




                                                 ABN AMRO BANK N.V., as Co-Agent


                                                 By:  /s/ GINA M. BRUSATORI
                                                      --------------------------
                                                 Name:    Gina M. Brusatori
                                                        ------------------------
                                                 Title:   Vice President
                                                         -----------------------


                                                 By:  /s/ DIANNE D. WAGGONER
                                                      --------------------------
                                                 Name:    Dianne D. Waggoner
                                                       -------------------------
                                                 Title:   Vice President
                                                        ------------------------



                                                 BANK OF AMERICA NATIONAL TRUST
                                                 AND SAVINGS ASSOCIATION, as a
                                                 Bank


                                                 By: /s/ MICHAEL J. DASHER
                                                     ---------------------------
                                                 Name:  Michael J. Dasher
                                                 Title:  Vice President

                                                 ABN AMRO BANK N.V., as a Bank


                                                 By: /s/ GINA M. BRUSATORI
                                                     ---------------------------
                                                 Name:   Gina M. Brusatori
                                                       -------------------------
                                                 Title:  Vice President
                                                         -----------------------


                                                 By: /s/ DIANNE D. WAGGONER
                                                     ---------------------------
                                                 Name:   Dianne D. Waggoner
                                                       -------------------------
                                                 Title:  Vice President
                                                        ------------------------

                                 SCHEDULE 2.01
                                 -------------

                                  COMMITMENTS
                              AND PRO RATA SHARES
                              -------------------



                                                                Pro Rata
         Bank                        Commitment                 Share
         ----                        ----------                 --------
Bank of America National
Trust and Savings
Association                          $ 65,000,000               52%

ABN AMRO Bank, N.V.                    60,000,000               48%


        TOTAL                        $125,000,000               100%


                  PRINCIPAL AMOUNT OF LOANS OUTSTANDING AS OF
                     CLOSE OF BUSINESS ON THE CLOSING DATE
                              AND PRO RATA SHARES
                              -------------------


LOANS OTHER THAN SAME DAY RATE LOANS;
------------------------------------

                                     Principal                  Pro Rata
        Bank                         Amount                     Share
        ----                         ---------                  --------
Bank of America National
Trust and Savings
Association                          $4,160,000                 52%

ABN AMRO Bank, N.V.                   3,840,000                 48%


        TOTAL                        $8,000,000                 100%


SAME DAY RATE LOANS;
-------------------

                                      Principal                 Pro Rata
        Bank                          Amount                    Share
        ----                          ---------                 --------
Bank of America National
Trust and Savings
Association                           $9,200,000                100%


                                 SCHEDULE 5.05
                                 -------------

                                   LITIGATION
                                   ----------


                                     None.

                                 SCHEDULE 5.07
                                 -------------

                                     ERISA
                                     -----


     The Company has been advised that the participation of the employees of Dreyer's Grand Ice Cream Charitable Foundation and Edy's Grand Ice Cream Charitable Foundation (the "Charitable Foundations") in the Dreyer's Grand Ice Cream, Inc. Savings Plan (the "Savings Plan") may be construed as the Charitable Foundations "maintaining" the Savings Plan contrary to Internal Revenue Code
Section 401(k)(4)(B). The Company has discontinued the Charitable Foundations employees' active participation in the Savings Plan. The Company has also prepared a Voluntary Compliance Resolution ("VCR") application to obtain a compliance certificate from the Internal Revenue Service on the discontinuance of participation by the Charitable Foundations employees and the disposition of contributions and earnings related to that participation. The Company anticipates filing the VCR application by December 31, 1994.

                                 SCHEDULE 5.11
                                 -------------

                   SPECIAL DISCLOSURES OF FINANCIAL CONDITION
                   ------------------------------------------


                                     None.

                                 SCHEDULE 5.12
                                 -------------

                             ENVIRONMENTAL MATTERS
                             ---------------------


                                     None.

                                 SCHEDULE 5.15

                                LABOR RELATIONS
                                ---------------

          1.   Edy's Grand Ice Cream and United Food and Commercial Workers
               ------------------------------------------------------------
Union Local 700, Ft. Wayne Indiana, NLRB Case No. 25-CA-23065; and 25-CA-23141.
------------------------------------------------------------------------------

          In January of 1994, United Food and Commercial Workers Union Local 700 ("UFCW") filed a representation petition seeking to represent all employees working at Edy's Ft. Wayne Manufacturing Facility. An election was subsequently held in March 1994 which was won by the employer. Subsequent to the election, a number of employees were discharged. The UFCW, in turn, filed Unfair Labor Practice Charges with Region 25 of the National Labor Relations Board ("NLRB") alleging that these terminations were motivated by Edy's intent to retaliate against these employees for having participated in union organizing activities.

          Originally, two separate Charges were filed and subsequently consolidated by order of the Regional Director. After investigation, the Regional Director issued a Complaint against Edy's alleging that the following individuals were terminated in violation of the National Labor Relations Act for having engaged in union organizing activities:

      Joe Troendly -      Date of Termination:     March 31, 1994
      Steve Leatherman -  Date of Termination:     March 31, 1994
      Robert Byanskie -   Date of Termination:     April 4, 1994
      Lois Jones -        Date of Termination:     April 22, 1994

          The Complaint in the matter also alleges that Edy's engaged in certain other violations of the National Labor Relations Act, such as interrogating employees about their union membership activities and issuing verbal warnings to other employees. In addition, an Amended Complaint was issued in September 1994 alleging that Edy's had removed certain union supporters from employee committees in retaliation for their having engaged in union organizing activities.

          Most recently, further allegations have been made by Amy Wickenscheimer alleging that she was also terminated in retaliation for having engaged in union organizing activities. Ms. Wickenscheimer was terminated on or about October 10, 1994. At the present time, Edy's is taking steps to defend Ms. Wickenscheimer's allegations and the NLRB is still in the process of investigating her Charge.

          If successful, the claimants in the present case would be entitled to reinstatement, back pay and compensation for any and all lost benefits. At the time of his termination, Mr. Troendly was earning approximately $50,000 a year. The other claimants were earning approximately $30,000 to $35,000 per year. The other, non-economic allegations would require the Company to reinstate certain employees to the committees they were removed from and to post a notice agreeing to refrain from interrogating employees and/or issuing warnings in retaliations for their participation in union organizing activities.

          Edy's believes it has significant defenses to each and every of these claims. These defenses include the fact that certain of these individuals were supervisors under Section 2(11) of the National Labor Relations Acts and, accordingly, were prohibited from engaging in union organizing activities. In addition, the record reflects that there were legitimate business reasons for the termination of certain of these individuals related to their violation of the Company's policies and/or for failure to adequately perform their job duties.

          Edy's intends to vigorously defend these claims. At the present time, no trial of the matter has been set, although it is anticipated that the case will proceed to trial in the spring of 1995.

                                SCHEDULE 5.17
                                -------------

                                 SUBSIDIARIES
                                 ------------

(a)  Subsidiaries
     ------------
     Edy's Grand Ice Cream, a California corporation
     Edy's of Illinois, Inc., an Illinois corporation
     Dreyer's International, Inc. [FSC], a Virgin Islands corporation Polar Express Systems International, Inc., a Kentucky corporation

(b)  Ownership Interests
     -------------------
     M-K-D Distributors, Inc., a Texas corporation

     DSD Partnership, a California general partnership

     Kabushiki Kaisha Dreyer's Japan, a Japanese limited liability stock company

     Yadon Enterprises, Inc., a California corporation (including guaranty of $280,000 loan by Bank of San Francisco to Yadon Enterprises, Inc.)

                                 SCHEDULE 5.20

                                  MARGIN STOCK


                                     None.

                                 SCHEDULE 7.01

                                 EXISTING LIENS


     1. Security Agreement dated as of September 1, 1985 between Edy's Grand Ice Cream ("Edy's") and Security Pacific National Bank ("Security Pacific") pursuant to which Edy's granted Security Pacific a lien on certain fixtures and equipment located at Edy's City of Fort Wayne, Indiana facility to secure Edy's obligations to Security Pacific under a Letter of Credit Agreement dated September 1, 1985. The obligations secured total $9,450,000, as reduced from time to time as the outstanding principal balance of the $9,000,000 City of Ft. Wayne, Indiana Industrial Revenue Bonds (Edy's Grand Ice Cream) 1985 Series is reduced from time to time.

     2. Mortgage in favor of Security Pacific dated August 22, 1985 on Edy's City of Fort Wayne, Indiana real property given to secure Edy's obligations to Security Pacific referred to in paragraph 1 above.

     3. Combination Mortgage, Security Agreement and Fixture Financing Statement in favor of the Northern Trust company dated December 31, 1985 on Tivoli Distributing Company, Inc. real property (and the fixture located on such real property) given to secure Tivoli's obligation to the Northern Trust Company. A release of said mortgage is to be prepared in connection with the obligation's satisfaction on December 1, 1994.

    4. Those liens set forth on Exhibit A to this Schedule attached hereto and incorporated herein by reference.

                                   EXHIBIT A
                                       TO
                                 SCHEDULE 7.01

                          UCC-1                                                            UCC-2       UCC-2
                          DATE OF        SECURED                                           DATE OF     TYPE OF
STATE OF FILING           FILING         PARTY              DEBTOR           FILE NO.      FILING      FILING
---------------           -------        -------            ------           --------      -------     -------
ARIZONA          (1)      05/01/91       HANDLING           CERVELLI         662555
                                         SYSTEMS, INC.      DISTRIBUTORS,
                                                            INC.

                 (2)      6/18/86        IBM CREDIT         CERVELLI         442068
                                         CORPORATION        DISTRIBUTORS,
                                                            INC.

CALIFORNIA       (3)      07/17/78       CROCKER            DREYER'S         78-112136     04/18/83     CONTINUATION
                                         EQUIPMENT          GRAND ICE                      04/19/88     CONTINUATION
                                         LEASING, INC.      CREAM, INC.                    10/18/88     RELEASE

                 (4)      10/03/88       CROWN              DREYER'S         88-245423
                                         CREDIT CO.         GRAND ICE
                                                            CREAM, INC.

                 (5)      02/02/89       BELL ATLANTIC      DREYER'S         89-029475
                                         TRICON LEASING     GRAND ICE
                                         CORP.              CREAM, INC.

                 (6)      12/31/85       CHANCELLOR         DREYER'S         85-316802     05/19/86     ASSIGNMENT
                                         CORP.              GRAND ICE                      11/20/90     CONTINUATION
                                                            CREAM, INC.

                 (7)      05/28/92       CROWN CREDIT       DREYER'S         92-118060
                                         CO.                GRAND ICE
                                                            CREAM, INC.

                 (8)      11/17/88       SECURITY           DREYER'S         88-288896
                                         PACIFIC EQUIP.     GRAND ICE
                                         LEASING,INC.       CREAM, INC.

                 (9)      12/05/88       WELLS FARGO        DREYER'S         88-301804
                                         LEASING CORP.      GRAND ICE
                                                            CREAM, INC.

                 (10)     06/19/89       SECURITY           DREYER'S         89-165683
                                         PACIFIC EQUIP.     GRAND ICE
                                         LEASING, INC.      CREAM, INC.

                 (11)     06/22/89       CROWN CREDIT       DREYER'S         89-170433
                                         CO.                GRAND ICE
                                                            CREAM, INC.

                 (12)     07/10/89       CROWN CREDIT       DREYER'S         89-185126
                                         CO.                GRAND ICE
                                                            CREAM, INC.

                 (13)     09/27/89       CROWN CREDIT       DREYER'S         89-253881
                                         CO.                GRAND ICE
                                                            CREAM, INC.

                 (14)     11/13/89       SECURITY           DREYER'S         89-292168
                                         PACIFIC EQUIP.     GRAND ICE
                                         LEASING, INC.      CREAM, INC.




                                       1.


                          UCC-1                                                            UCC-2       UCC-2
                          DATE OF        SECURED                                           DATE OF     TYPE OF
STATE OF FILING           FILING         PARTY              DEBTOR           FILE NO.      FILING      FILING
---------------           -------        -------            ------           --------      -------     -------

CALIFORNIA       (15)     11/13/89       SECURITY           DREYER'S         89-293877
                                         PACIFIC EQUIP.     GRAND ICE
                                         LEASING, INC.      CREAM, INC.

                 (16)     02/13/90       LEASENU INC.       DREYER'S         90-041016
                                                            GRAND ICE
                                                            CREAM, INC.

                 (17)     02/13/90       LEASENU INC.       DREYER'S         90-041017
                                                            GRAND ICE
                                                            CREAM, INC.

                 (18)     06/11/90       SECURITY           DREYER'S         90-147098     11/26/90    ASSIGNMENT
                                         PACIFIC EQUIP.     GRAND ICE
                                         LEASING, INC.      CREAM, INC.

                 (19)     7/12/90        1989-OAKLAND       DREYER'S         90-170505
                                         HOUSING PART-      GRAND ICE
                                         NERSHIP ASSO-      CREAM, INC.
                                         CIATES

                 (20)     01/17/91       BAY AREA OIL       DREYER'S         91-010037
                                         COMPANY            GRAND ICE
                                                            CREAM, INC.

                 (21)     02/11/91       AMERICAN           DREYER'S         91-029566
                                         NATIONAL           GRAND ICE
                                         LEASING CORP.      CREAM, INC.

                 (22)     03/18/91       SECURITY           DREYER'S         91-059056
                                         PACIFIC EQUIP.     GRAND ICE
                                         LEASING, INC.      CREAM, INC.

                 (23)     04/11/91       JM LIFT            DREYER'S         91-079844
                                         TRUCKS INC.        GRAND ICE
                                                            CREAM, INC.

                 (24)     05/24/91       SECURITY           DREYER'S         91-113571
                                         PACIFIC EQUIP.     GRAND ICE
                                         LEASING, INC.      CREAM, INC.

                 (25)     03/05/92       CLARK RENTAL       DREYER'S         92-044615
                                         SYSTEM             GRAND ICE
                                                            CREAM, INC.

                 (26)     04/06/92       1991-OAKLAND       DREYER'S         92-062835
                                         HOUSING PART-      GRAND ICE
                                         NERSHIP ASSO-      CREAM, INC.
                                         CIATES, A
                                         CALIFORNIA LTD.
                                         PARTNERSHIP

                 (27)     05/08/92       CLARK RENTAL       DREYER'S         92-104147
                                         SYSTEM             GRAND ICE
                                                            CREAM, INC.

                 (28)     07/09/92       PITNEY             DREYER'S         92-150874
                                         BOWES CREDIT       GRAND ICE
                                         CORP.              CREAM, INC.

                 (29)     01/10/90       SECURITY           EDY'S GRAND      90-008059
                                         PACIFIC EQUIP.     ICE CREAM,
                                         LEASING, INC.


                                       2.


                          UCC-1                                                            UCC-2       UCC-2
                          DATE OF        SECURED                                           DATE OF     TYPE OF
STATE OF FILING           FILING         PARTY              DEBTOR           FILE NO.      FILING      FILING
---------------           -------        -------            ------           --------      -------     -------

CALIFORNIA       (30)     10/23/87       SECURITY           EDY'S GRAND      87-258452
                                         PACIFIC EQUIP.     ICE CREAM,
                                         LEASING, INC.

                 (31)     07/14/88       SECURITY           EDY'S GRAND      88-169938
                                         PACIFIC EQUIP.     ICE CREAM,
                                         LEASING, INC.

                 (32)     09/30/85       SECURITY           EDY'S GRAND      85-237915     06/01/90    CONTINUATION
                                         PACIFIC EQUIP.     ICE CREAM
                                         LEASING, INC.

ILLINOIS         (33)     05/05/92       PITNEY             EDY'S GRAND      2982060
                                         BOWES CREDIT       ICE CREAM

INDIANA          (34)     07/18/88       SECURITY           EDY'S GRAND      1508312
                                         PACIFIC EQUIP.     ICE CREAM
                                         LEASING, INC.

                 (35)     10/26/87       SECURITY           EDY'S GRAND      1420961
                                         PACIFIC EQUIP.     ICE CREAM
                                         LEASING,INC.

                 (36)     10/02/85       SECURITY           EDY'S GRAND      1184458       06/29/90    CONTINUATION
                                         PACIFIC EQUIP.     ICE CREAM
                                         LEASING, INC.

                 (37)     08/28/85       SECURITY           EDY'S GRAND      1175113       08/28/90    CONTINUATION
                                         PACIFIC            ICE CREAM
                                         NATIONAL BANK

MINNESOTA        (38)*    01/31/86       THE NORTHERN       TIVOLI           866154        10/12/90    CONTINUATION
                                         TRUST COMPANY      DISTRIBUTING
                                                            COMPANY, INC.


* UNDERLYING OBLIGATION HAS BEEN SATISFIED, TERMINATION STATEMENT TO BE PREPARED AND FILED.




                                       3.

                                 SCHEDULE 7.04
                                 -------------

                                  INVESTMENTS
                                  -----------


1. Promissory Note of Don Redican Distributing, Inc. dated December 15, 1993 in the principal amount of $70,436.35 payable to Dreyer's Grand Ice Cream, Inc.

2. Promissory Note of Don Redican Distributing, Inc. dated March 5, 1994 in the principal amount of $21,657.05 payable to Dreyer's Grand Ice Cream, Inc.

3. Promissory Note of Don Redican Distributing, Inc. dated May 3, 1994 in the principal amount of $4,203.30 payable to Dreyer's Grand Ice Cream, Inc.

4. Promissory Note of Don Redican Distributing, Inc. dated June 3, 1994 in the principal amount of $22,005.20 payable to Dreyer's Grand Ice Cream, Inc.

5. Promissory Note of Joseph Saker dated July 10, 1992 in the principal amount of $300,000 due July 10, 1995.

6. Marketing Loan to Sunbelt Distributors, Inc. in the maximum principal amount of $4,000,000.

7.    Option to purchase outstanding stock of Sunbelt Distributors, Inc.

8. Earnout payment to the former shareholders of Polar Express Systems International, Inc.

9. Purchase of certain assets of Decatur Foods, Inc. for $1,400,000 plus the cost of inventory purchased.

                                 SCHEDULE 7.05
                                 -------------

                                  INDEBTEDNESS
                                  ------------


     That amount of indebtedness reflected on the attached balance sheet plus any bank borrowings which may have occurred from September 25, 1994 to December __, 1994 less the $8,000,000 payoff of the Union City, California Industrial Revenue Bond on November 1, 1994 and the $550,000 payoff of the Tivoli Distributing Company, Inc. ("Tivoli") Note to Northern Trust Company, which Note was assumed by Edy's as a result of the merger of Tivoli into Edy's in 1992.

                           DREYER'S GRAND ICE CREAM, INC.

                             CONSOLIDATED BALANCE SHEET

                                                    SEPTEMBER 24,         DECEMBER 25,
                                                       1994                  1993
                                                    -------------         ------------
                                                     (unaudited)
Liabilities and Stockholders' Equity
Current Liabilities:
  Accounts payable and accrued liabilities          $ 42,589,000          $ 21,893,000
  Accrued payroll and employee benefits               12,998,000             9,249,000
  Current portion of long-term debt                    4,775,000             1,685,000
                                                    ------------          ------------
  Total current liabilities                           60,362,000            32,827,000

Long-term debt, less current portion                  34,175,000            38,875,000
Convertible subordinated debentures                  100,752,000           100,752,000
Deferred income                                          103,000               174,000
Deferred income taxes                                 27,901,000            26,613,000
                                                    ------------          ------------
Total liabilities                                    223,293,000           199,241,000
                                                    ------------          ------------

Commitments and contingencies
Stockholders' Equity:
  Preferred stock, $1 par value -
    10,000,000 shares authorized; no shares
    issued or outstanding in 1994 and 1993
  Common stock, $1 par value -
    30,000,000 shares authorized; 14,886,000
    shares and 14,671,000 shares issued and
    outstanding in 1994 and 1993, respectively        14,886,000            14,671,000
  Capital in excess of par                            95,016,000            59,145,000
  Retained earnings                                   48,887,000            49,218,000
                                                    ------------          ------------
Total stockholders' equity                           158,709,000           123,034,000
                                                    ------------          ------------
Total liabilities and stockholders' equity          $382,082,000          $322,275,000
                                                    ============          ============

See accompanying Notes to Consolidated Financial Statements

                         DREYER'S GRAND ICE CREAM, INC.

PART I: FINANCIAL INFORMATION

ITEM 1. FINANCIAL STATEMENTS

                           DREYER'S GRAND ICE CREAM, INC.

                             CONSOLIDATED BALANCE SHEET



                                                    SEPTEMBER 24,         DECEMBER 25,
                                                       1994                  1993
                                                    -------------         ------------
                                                     (unaudited)
Assets
Current Assets:
  Cash and cash equivalents                         $  4,644,000          $  2,532,000
  Trade accounts receivable, net of
    allowance for doubtful accounts of
    $510,000 in 1994 and $635,000 in 1993             69,336,000            46,293,000
  Other accounts receivable                            7,238,000             5,326,000
  Inventories                                         35,312,000            27,817,000
  Prepaid expenses and other                           5,675,000             8,256,000
                                                    ------------          ------------

  Total current assets                               122,203,000            90,224,000

Property, plant and equipment, net                   156,005,000           142,275,000
Goodwill and distribution rights, net of
  accumulated amortization of $9,690,000
  in 1994 and $7,572,000 in 1993                      88,401,000            72,988,000
Other assets                                          17,453,000            16,788,000
                                                    ------------          ------------

Total assets                                        $382,062,000          $322,275,000
                                                    ============          ============

See accompanying Notes to Consolidated Financial Statements

                                 SCHEDULE 7.08
                                 -------------

                             CONTINGENT OBLIGATIONS
                             ----------------------


1. General Continuing Guaranty of Dreyer's Grand Ice Cream, Inc. dated February 10, 1994 in favor of West One Bank, Idaho (guaranteeing the obligations of Don Redican Distributing, Inc. in the principal amount of $50,573.00).

2. General Continuing Guaranty of Dreyer's Grand Ice Cream, Inc. dated April 6, 1994 in favor of Seattle First National Bank (guaranteeing obligations of Williams Inland Distributors, Inc. in the aggregate amount of $850,000).

3. Guaranty by Dreyer's Grand Ice Cream, Inc. of certain loans of employees in connection with their relocation in the aggregate amount of $286,500.

                                 SCHEDULE 10.02
                                 --------------

                     OFFSHORE AND DOMESTIC LENDING OFFICES,
                     -------------------------------------
                             ADDRESSES FOR NOTICES
                             ---------------------



DREYER'S GRAND ICE CREAM, INC.
------------------------------
5929 College Avenue
Oakland, CA  94618

Attention:  William C. Collett, Treasurer

Telephone:  510/601-4339
Facsimile:  510/450-4592





BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as Agent

Bank of America National Trust and Savings Association
Agency Management Services #5596
1455 Market Street, 12th Floor
San Francisco, California 94103

Attention:  Kevin C. Leader
            Vice President

Telephone: 415/953-0108
Facsimile: 415/622-4894





BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as a Bank
-----------------------------------------------------------------
DOMESTIC AND OFFSHORE LENDING OFFICE:
Bank of America National Trust and Savings Association
1850 Gateway Boulevard, Fourth Floor
Concord, California 94520
Attention:  Shireen Watson

Telephone:  510/675-7148
Facsimile:  510/675-7531

NOTICES (OTHER THAN NOTICES OF BORROWING AND NOTICES OF
CONVERSION/CONTINUATION):

Bank of America National Trust and Savings Association
Credit Products #3838
555 California Street - 41st Floor
San Francisco, CA  94137

Attention:  Michael J. Dasher
            Vice President

Telephone:  415/622-2126
Facsimile:  415/622-4584




ABN AMRO BANK N.V.

DOMESTIC AND OFFSHORE LENDING OFFICE:
ABN AMRO BANK N.V.
101 California Street - Suite 4550
San Francisco, CA  94111-5812

Attention:  Gloria C. Lee

Telephone:  415/984-3720
Facsimile:  415/363-3524


NOTICES (OTHER THAN NOTICES OF BORROWING AND NOTICES OF
CONVERSION/CONTINUATION):

ABN AMRO BANK N.V.
101 California Street - Suite 4550
San Francisco, CA  94111-5812

Attention:  Gina Brusatori
            Vice President

Telephone:  415/984-3702
Facsimile:  415/363-3524

                                                   Date: ________________
                                                   For the fiscal quarter
                                                   ended ________________



                                   Schedule 2
                         to the Compliance Certificate
                  Financial Covenant Analyses and Information
                  ___________________________________________


     "7.01 Limitation on Liens. The Company shall not, and shall not suffer or permit any Subsidiary to, directly or indirectly, make, create, incur, assume or suffer to exist any Lien upon or with respect to any part of its property, whether now owned or hereafter acquired, other than the following ("Permitted Liens"):


            "(g) Liens consisting of judgment or judicial attachment liens, provided that the enforcement of such Liens is effectively stayed and all such liens in the aggregate at any time outstanding for the Company and its Subsidiaries do not exceed $5,000,000;"

=============================================================================
                                                  ACTUAL          PERMITTED
-----------------------------------------------------------------------------
  AGGREGATE PRINCIPAL AMOUNT SECURED BY
  JUDGMENT AND JUDICIAL ATTACHMENT LIENS          $               $5,000,000
=============================================================================


            "(i) Liens on assets of corporations which become Subsidiaries after the date of this Agreement, provided, however, that such Liens existed at the time the respective corporations became Subsidiaries and were not created in anticipation thereof and the principal amount of the obligations secured by such Liens does not exceed $10,000,000;"

================================================================================
                                                  ACTUAL          PERMITTED
--------------------------------------------------------------------------------
  AGGREGATE PRINCIPAL AMOUNT SECURED BY LIENS
  ON ASSETS OF CORPORATIONS WHICH BECAME
  SUBSIDIARIES AFTER THE DATE OF THE AGREEMENT    $               $10,000,000
================================================================================





                                      2-1

            "(j) purchase money security interests on any property acquired or held by the Company or its Subsidiaries in the ordinary course of business, securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring such property; provided that (i) any such Lien attaches to such property concurrently with or within 20 days after the acquisition thereof, (ii) such Lien attaches solely to the property so acquired in such transaction, (iii) the principal amount of the debt secured thereby does not exceed 100% of the cost of such property, and (iv) the principal amount of the Indebtedness secured by any and all such purchase money security interests shall not at any time exceed $10,000,000;"

================================================================================
                                                  ACTUAL          PERMITTED
--------------------------------------------------------------------------------
  PRINCIPAL AMOUNT OF INDEBTEDNESS SECURED BY
  PURCHASE MONEY SECURITY INTERESTS IN PROPERTY
  HELD BY THE COMPANY AND ITS SUBSIDIARIES IN
  THE ORDINARY COURSE OF BUSINESS                 $               $10,000,000
================================================================================








                                      2-2

     "7.02 Disposition of Assets. The Company shall not, and shall not suffer or permit any Subsidiary to, directly or indirectly, sell, assign, lease, convey, transfer or otherwise dispose of (whether in one or a series of transactions) any property (including accounts and notes receivable, with or without recourse) or enter into any agreement to do any of the foregoing, except:

            "(e) dispositions not otherwise permitted hereunder which are made for fair market value; provided, that (i) at the time of any disposition, no Event of Default shall exist or shall result from such disposition, (ii) the aggregate sales price from such disposition shall be paid in cash, and (iii) the aggregate value of all assets so sold by the Company and its Subsidiaries, together, shall not exceed in any fiscal year $5,000,000."

=======================================================================================
                                                             ACTUAL         PERMITTED
---------------------------------------------------------------------------------------
  DISPOSITIONS COVERED BY SECTION 7.02(e), MADE DURING
  THE FISCAL YEAR AND THROUGH THE LAST DAY OF THE
  FISCAL QUARTER COVERED BY THIS COMPLIANCE
  CERTIFICATE                                                $              $5,000,000
=======================================================================================












                                      2-3

     "7.04 Loans and Investments. The Company shall not purchase or acquire, or suffer or permit any Subsidiary to purchase or acquire, or make any commitment therefor, any capital stock, equity interest, or any obligations or other securities of, or any interest in, any Person, or make or commit to make any Acquisitions, or make or commit to make any advance, loan, extension of credit or capital contribution to or any other investment in, any Person including any Affiliate of the Company, except for:"

            "(d) investments (other than those permitted under subsections (a), (b), (c), (e), and (f) of this Section) subject to the following additional limitations:

                  "(1) up to an aggregate amount of $45,000,000 may be invested in Persons engaged in businesses substantially similar to the businesses currently engaged in by the Company and/or any of its Subsidiaries;

                  "(2) up to an aggregate amount of $10,000,000 may be invested in Persons engaged in businesses not covered by clause (1) of this subsection; and

                  "(3) the aggregate amount of investments under clauses (1) and (2) of this subsection may not exceed $45,000,000;"


================================================================================================
  FROM THE DATE OF THIS AGREEMENT THROUGH THE
  LAST DAY OF THE FISCAL QUARTER COVERED BY THIS
  COMPLIANCE CERTIFICATE:
                                                                      ACTUAL       PERMITTED
------------------------------------------------------------------------------------------------
  (1)  INVESTMENTS UNDER CLAUSE (1) OF SUBSECTION 7.04(d)         $                $45,000,000

  (2)  INVESTMENTS UNDER CLAUSE (2) OF SUBSECTION 7.04(d)         $                $10,000,000

  SUM OF (1) PLUS (2) CANNOT EXCEED $45,000,000                   $                $45,000,000
================================================================================================










                                      2-4

     "7.05 Limitation on Indebtedness. The Company shall not, and shall not suffer or permit any Subsidiary to, create, incur, assume, suffer to exist, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

            "(e) Indebtedness secured by Liens permitted by subsections 7.01(i) and (j) in an aggregate amount outstanding not to exceed $20,000,000;"

=======================================================================================
                                                             ACTUAL        PERMITTED
---------------------------------------------------------------------------------------
  ACTUAL INDEBTEDNESS INCURRED SUBJECT TO
  SUBSECTION 7.05(e) FROM THE DATE OF THE AGREEMENT
  THROUGH THE LAST DAY OF THE FISCAL QUARTER COVERED
  BY THIS COMPLIANCE CERTIFICATE                          $                $20,000,000
=======================================================================================







                                      2-5

     "7.08 Contingent Obligations. The Company shall not, and shall not suffer or permit any Subsidiary to, create, incur, assume or suffer to exist any Contingent Obligations except:

            "(d) The Contingent Obligations of Polar Express with respect to leases it sells or enters into pursuant to the Polar Program up to an aggregate amount of $10,000,000; and the Company's Guaranty Obligations, if any, with respect to such Contingent Obligations of Polar Express up to an aggregate amount of $10,000,000; and"

=============================================================================================
                                                                     ACTUAL      PERMITTED
---------------------------------------------------------------------------------------------
  (1)  CONTINGENT OBLIGATIONS OF POLAR EXPRESS COVERED BY
  SUBSECTION 7.08(d)                                              $              $10,000,000

  (2)  COMPANY'S GUARANTY OBLIGATIONS COVERED BY SUBSECTION
  7.8(d)                                                          $              $10,000,000
=============================================================================================



            "(e) In addition to that permitted under the preceding subsections, Guaranty Obligations covering up to $5,000,000 principal of primary obligations."

=============================================================================================
                                                          ACTUAL      PERMITTED
---------------------------------------------------------------------------------------------
  GUARANTY OBLIGATIONS INCURRED COVERED BY
  SECTION 7.08(e) AS OF THE LAST DAY OF THE
  FISCAL QUARTER COVERED BY THIS COMPLIANCE
  CERTIFICATE                                           $              $5,000,000
=============================================================================================










                                      2-6

     "7.10 Lease Obligations. The Company shall not, and shall not suffer or permit any Subsidiary to, create or suffer to exist any obligations for the payment of rent for any property under lease or agreement to lease, except for:


            "(d) operating leases other than those permitted under other subsections of this Section entered into by the Company or any of its Subsidiaries after the Closing Date in the ordinary course of business as conducted as of the Closing Date; provided that the aggregate amount of rent and other charges to be paid under such leases (without discounting to present value and without regard to any options to extend) does not exceed $10,000,000;"

==================================================================================
                                                        ACTUAL        PERMITTED
----------------------------------------------------------------------------------
  AGGREGATE AMOUNT OF RENT AND OTHER CHARGES
  COVERED BY SUBSECTION 7.10(d) ENTERED INTO
  AFTER THE CLOSING DATE AND THROUGH THE LAST
  DAY OF THE FISCAL QUARTER COVERED BY THIS
  COMPLIANCE CERTIFICATE                              $                $10,000,000
===================================================================================




            "(e) leases other than those permitted under other subsections of this Section entered into by the Company or any of its Subsidiaries after the Closing Date, provided, that:

                  "(1) immediately prior to giving effect to such lease, the Property subject to such lease was sold by the Company or any such Subsidiary to the lessor pursuant to a transaction permitted under Section 7.02;

                  "(2) no Default or Event of Default exists or would occur as a result of such sale and subsequent lease; and











                                      2-7

                  "(3) the aggregate amount of rent and other charges to be paid under such leases (without discounting to present value and without regard to any options to extend) does not exceed $5,000,000."

=====================================================================================
                                                              ACTUAL       PERMITTED
-------------------------------------------------------------------------------------
  AGGREGATE AMOUNT OF RENT AND OTHER CHARGES TO
  BE PAID UNDER LEASES (WITHOUT DISCOUNTING TO
  PRESENT VALUE AND WITHOUT REGARD TO ANY OPTIONS
  TO EXTEND) COVERED BY SUBSECTION 7.10(e) ENTERED
  INTO AFTER THE CLOSING DATE AND THROUGH THE LAST
  DAY OF THE FISCAL QUARTER COVERED BY THIS
  COMPLIANCE CERTIFICATE                                     $             $5,000,000
======================================================================================




            "(f) capital leases other than those permitted under other subsections of this Section, entered into by the Company or any of its Subsidiaries after the Closing Date to finance the acquisition of equipment; provided that the aggregate for all such capital leases included in the Company's most current consolidated balance sheet furnished to the Agent pursuant to Section 6.01 to the Agent shall not exceed $15,000,000."

=======================================================================================
                                                              ACTUAL       PERMITTED
---------------------------------------------------------------------------------------
  AGGREGATE FOR CAPITAL LEASES COVERED BY
  SUBSECTION 7.10(f) AS OF THE LAST DAY OF
  THE FISCAL QUARTER COVERED BY THIS
  COMPLIANCE CERTIFICATE                                     $             $15,000,000
=======================================================================================










                                      2-8

     "7.11 Restricted Payments. The Company shall not, and shall not suffer or permit any Subsidiary to, declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any shares of any class of its capital stock, or purchase, redeem or otherwise acquire for value any shares of its capital stock or any warrants, rights or options to acquire such shares, now or hereafter outstanding; except that the Company and any Wholly-Owned Subsidiary may:


            "(c) during the Share Purchase Period purchase its common stock for immediate retirement up to an aggregate purchase price of $106,000,000;"

<Caption
======================================================================================
                                                           ACTUAL        PERMITTED
--------------------------------------------------------------------------------------
  AGGREGATE PURCHASE PRICE PAID BY THE COMPANY
  FOR PURCHASE OF ITS COMMON STOCK DURING THE
  SHARE PURCHASE PERIOD AND THROUGH THE DATE OF
  THIS COMPLIANCE CERTIFICATE                           $                $106,000,000
======================================================================================



            "(d) undertake or permit to be undertaken dividend payments or other distributions or purchases, redemptions or acquisitions for value described in the first paragraph of this Section, provided that the aggregate value of all such payments, distributions, purchases, redemptions and acquisitions (other than pursuant to subsections (a), (b) or (c) of this Section) does not exceed $5,000,000;"

======================================================================================
                                                           ACTUAL        PERMITTED
--------------------------------------------------------------------------------------
  (1)  AGGREGATE AMOUNT, FROM THE DATE OF THE
  AGREEMENT THROUGH THE LAST DAY OF THE FISCAL
  QUARTER COVERED BY THIS COMPLIANCE CERTIFICATE,
  OF DIVIDEND PAYMENTS OR OTHER DISTRIBUTIONS OR
  PURCHASES, REDEMPTIONS OR ACQUISITIONS FOR VALUE
  DESCRIBED IN THE FIRST PARAGRAPH OF SECTION 7.11      $
--------------------------------------------------------------------------------------
  (2)  MINUS SUCH PAYMENTS, ETC. UNDER SUBSECTION
  (a), (b), AND (c) OF SECTION 7.11                     $
--------------------------------------------------------------------------------------
  DIFFERENCE BETWEEN (1) AND (2) CANNOT EXCEED
  $5,000,000                                            $                $5,000,000
======================================================================================





                                      2-9

     "7.13 Consolidated Net Worth. The Company shall not permit its Consolidated Net Worth at any time during any fiscal quarter to be less than the sum of (i) $312,000,000; plus (ii) 75% of the Company's net profit for each fiscal quarter beginning with the first fiscal quarter of 1994 (with no deduction for losses); plus (iii) 100% of Net Issuance Proceeds of any stock offerings or subordinated debt incurred since September 24, 1994; less (iv) the aggregate purchase price paid by the Company for the purchase of its common stock permitted under Section 7.11(c).

=======================================================================================
1.  (a)  BASE AMOUNT                                                      $312,000,000
---------------------------------------------------------------------------------------
    (b)  75% OF THE COMPANY'S NET PROFIT FOR EACH FISCAL QUARTER
BEGINNING WITH FIRST QUARTER 1994 (WITH NO DEDUCTION FOR LOSSES)          $
---------------------------------------------------------------------------------------
    (c)  100% OF NET ISSUANCE PROCEEDS OF ANY STOCK OFFERINGS SINCE
SEPTEMBER 24, 1994                                                        $
---------------------------------------------------------------------------------------
    (d)  100% OF NEW ISSUANCE PROCEEDS OF SUBORDINATED DEBT INCURRED
SINCE SEPTEMBER 24, 1994                                                  $
---------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------
2.  SUM OF 1(a), (b), (c) AND (d) OR REQUIRED CONSOLIDATED NET WORTH      $
---------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------
3.  ACTUAL CONSOLIDATED NET WORTH                                         $
=======================================================================================









                                      2-10

     "7.14 Minimum Fixed Charge Coverage Ratio. The Company shall not permit its Fixed Charge Coverage Ratio (a) prior to its first fiscal quarter of 1996 to be less than 1.10 to 1.00, (b) for its first fiscal quarter of 1996 and thereafter to be less than 1.75 to 1.00. For purposes of this Section, Fixed Charge Coverage Ratio means the ratio of "A" to "B" where:

     "'A' means the sum of earnings before taxes plus current operating lease expenses plus interest expense. The Company's write-off of up to $800,000 as a result of the Company's investment in DSD Partnership, a California general partnership shall be excluded in computing earnings before taxes for purposes of this Section; and

     "'B' means interest expense plus current operating lease expense;

     "in all cases computed on a consolidated basis and measured as follows:

               "(1) as of the last day of the Company's third fiscal quarter ending in 1994, for such quarter;

               "(2) as of the last day of the Company's fourth fiscal quarter ending in 1994, for the combined period consisting of the Company's third and fourth fiscal quarters of 1994;

               "(3) as of the last day of the Company's first fiscal quarter ending in 1995, for the combined period consisting of Company's third and fourth fiscal quarters of 1994 and the Company's first fiscal quarter ending in 1995; and

               "(4) as of the last day of each successive fiscal quarter of the Company, on a rolling four quarter basis.

==================================================================================
                                      A =
----------------------------------------------------------------------------------
              1.  EARNINGS BEFORE TAXES*                        $
----------------------------------------------------------------------------------
              2.  CURRENT OPERATING LEASE EXPENSES              $
----------------------------------------------------------------------------------
              3.  INTEREST EXPENSE                              $
----------------------------------------------------------------------------------
              A = 1 + 2 + 3                                     $
==================================================================================

          *COMPANY'S WRITE-OFF OF UP TO $800,000 AS A RESULT OF THE COMPANY'S INVESTMENT IN DSD PARTNERSHIP SHALL BE EXCLUDED IN COMPUTING EARNINGS BEFORE TAXES.







                                      2-11

                                      2-12

===============================================================================
                                      B =
-------------------------------------------------------------------------------
              1.  INTEREST EXPENSE                              $
-------------------------------------------------------------------------------
              2.  CURRENT OPERATING LEASE EXPENSES              $
-------------------------------------------------------------------------------
              B = 1 + 2                                         $
===============================================================================

          RATIO OF A TO B =  _____________

          REQUIRED RATIO AS SET FORTH BELOW:  NOT LESS THAN _____________


    REQUIRED RATIOS:

          PRIOR TO FIRST FISCAL QUARTER OF 1996:  NOT LESS THAN 1.10 TO 1.00

          FIRST FISCAL QUARTER OF 1996 AND THEREAFTER:  NOT LESS THAN 1.75 TO
          1.00





                                      2-13

     "7.15 Funded Debt/EBITDA Ratio. (a) The Company shall not permit its Funded Debt/EBITDA Ratio to be greater than (i) 6.25 for the period from the Closing Date through its second fiscal quarter in 1995; (ii) 5.25 for the period consisting of its third and fourth fiscal quarters in 1995 and its first and second quarters of 1996; (iii) 4.50 for the period consisting of its third and fourth quarters in 1996; and (iv) 4.00 thereafter.

            "(b) In determining compliance with this Section, the Company's Funded Debt at each quarterly measurement period shall be reduced by the amounts shown in the following table to accommodate increases in the Company's seasonal debt:

===============================================================================
  Fiscal
  quarter
  ending in:             1995                1996               1997
-------------------------------------------------------------------------------
  March              $10,000,000         $10,000,000         $10,000,000
-------------------------------------------------------------------------------
  June               $40,000,000         $45,000,000         $50,000,000
-------------------------------------------------------------------------------
  September          $30,000,000         $35,000,000         $40,000,000
===============================================================================

1.  FUNDED DEBT                                             $

2.  MINUS AMOUNT AS DETERMINED ACCORDING TO THE
    TABLE IN SECTION 7.15:

3.  FUNDED DEBT FOR PURPOSES OF SECTION 7.15 (1 MINUS 2)    $


4.  EBITDA =


5.  RATIO OF FUNDED DEBT TO EBITDA =

6.  REQUIRED RATIOS AS SET FORTH IN TABLE BELOW:  NOT LESS THAN

================================================================================
  FOR THE PERIOD:
--------------------------------------------------------------------------------
  FROM THE CLOSING DATE THROUGH THE SECOND FISCAL QUARTER IN 1995         6.25
--------------------------------------------------------------------------------
  CONSISTING OF THE THIRD AND FOURTH FISCAL QUARTERS IN 1995 AND THE
  FIRST AND SECOND FISCAL QUARTERS IN 1996                                5.25
--------------------------------------------------------------------------------
  CONSISTING OF THE THIRD AND FOURTH FISCAL QUARTERS IN 1996              4.50
--------------------------------------------------------------------------------
  THEREAFTER                                                              4.00
================================================================================




                                      2-14

                                   EXHIBIT A

                         DREYER'S GRAND ICE CREAM, INC.
                             COMPLIANCE CERTIFICATE

                                     Financial
                                     Statement Date:______________________, 199_

     Reference is made to that certain Amended and Restated Credit Agreement dated as of December 13, 1994, (as extended, renewed, amended or restated from time to time, the "Agreement") among Dreyer's Grand Ice Cream, Inc., a Delaware corporation (the "Company"), the several financial institutions from time to time parties to this Agreement (the ">Banks>") and Bank of America National Trust and Savings Association, as agent for the Banks (in such capacity, the "Agent>"). Unless otherwise defined herein, capitalized terms used herein have the respective meanings assigned to them in the Agreement.

     The undersigned Responsible Officer of the Company, hereby certifies as of the date hereof that he/she is the _______________ of the Company, and that, as such, he/she is authorized to execute and deliver this Certificate to the Banks and the Agent on the behalf of the Company and its consolidated Subsidiaries, and that:

[Use the following paragraph if this Certificate is delivered in connection with the financial statements required by subsection 6.01(a) of the Agreement.]

     1. Attached as Schedule 1 hereto are (a) a true and correct copy of the audited consolidated balance sheet of the Company and its consolidated Subsidiaries as at the end of the fiscal year ended _______________, 199__ and
(b) the related consolidated statements of income or operations, shareholders' equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit and accompanied by the opinion of Price Waterhouse or another nationally-recognized certified independent public accounting firm (the "Independent Auditor") which report shall state that such consolidated financial statements are complete and correct and have been prepared in accordance with GAAP, and fairly present, in all material respects, the financial position of the Company and its consolidated Subsidiaries for the periods indicated and on a basis consistent with prior periods.

                                       OR

[Use the following paragraph if this Certificate is delivered in connection with the financial statements required by subsection 6.01(b) of the Agreement.]

     1. Attached as Schedule 1 hereto are (a) a true and correct copy of the unaudited consolidated balance sheet of the Company and its consolidated Subsidiaries as of the end of the fiscal quarter ended __________, 199__, and
(b) the related unaudited consolidated statements of income, shareholders' equity, and cash flows for the period commencing on the first day and ending on the last day of such quarter, and certified by a Responsible Officer that such financial statements were prepared in accordance with GAAP (subject only to ordinary, good faith year-end audit adjustments and the absence of footnotes) and fairly present, in all material respects, the financial position and the results of operations of the Company and its consolidated Subsidiaries.

     2. The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and conditions (financial or otherwise) of the Company during the accounting period covered by the attached financial statements.

     3. To the best of the undersigned's knowledge, the Company, during such period, has observed, performed or satisfied all of its covenants and other agreements, and satisfied every condition in the Agreement to be observed, performed or satisfied by the Company, and the undersigned has no knowledge of any Default or Event of Default.

     4. The following financial covenant analyses and information set forth on
Schedule 2 attached hereto are true and accurate on and as of the date of this Certificate. All amounts and ratios refer to the financial statements attached as Schedule 1 hereto and are determined in accordance with the specifications set forth in the Agreement.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate as of ________________________, 199_.

                                       DREYER'S GRAND ICE CREAM, INC.

                                       By:
                                           -------------------------------------
                                       Name:
                                       Title:

                                   EXHIBIT B

                              NOTICE OF BORROWING

                                              Date: ______________________, 199_

To: Bank of America National Trust and Savings Association as Agent for the Banks parties to the Amended and Restated Credit Agreement] dated as of December 13, 1994 (as extended, renewed, amended or restated from time to time, the "Agreement") among Dreyer's Grand Ice Cream, Inc., certain financial institutions which are signatories thereto and Bank of America National Trust and Savings Association, as Agent.

Ladies and Gentlemen:

     The undersigned, Dreyer's Grand Ice Cream, Inc. (the "Company"), refers to the Agreement, the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably, pursuant to Section 2.03 of the Agreement, of the Borrowing specified below:

     1. The Business Day of the proposed Borrowing is _________________________ __________, 19_.

     2. The aggregate amount of the proposed Borrowing is $__________.

     3. The Borrowing is to be comprised of $__________ of [Base Rate] [CD Rate] [Offshore Rate] [Same Day Rate] Loans.

     4. The duration of the Interest Period for the [CD Rate Loans] [Offshore Rate Loans] [Same Day Rate] included in the Borrowing shall be [_____ days] [_____ months].

     The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the proposed Borrowing, before and after giving effect thereto and to the application of the proceeds therefrom:

        (a) the representations and warranties of the Company contained in
     Article V of the Agreement are true and correct as though made on and as of such date (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date);

        (b) no Default or Event of Default has occurred and is continuing, or would result from such proposed Borrowing; and

        (c) The proposed Borrowing will not cause the aggregate principal amount of all outstanding Loans to exceed the combined Commitments of the Banks.

                                       DREYER'S GRAND ICE CREAM, INC.

                                       By:
                                           -------------------------------------
                                       Name:
                                       Title:

                                       By:
                                           -------------------------------------
                                       Name:
                                       Title:

                               EXHIBIT C

                    NOTICE OF CONVERSION/CONTINUATION

                                             Date:________________________, 199_

To: Bank of America National Trust and Savings Association, as Agent for the financial institutions parties to the Amended and Restated Credit Agreement] dated as of December 13, 1994 (as extended, renewed, amended or restated from time to time, the "Agreement") among Dreyer's Grand Ice Cream, Inc. certain Banks which are signatories thereto and Bank of America National Trust and Savings Association, as Agent

Ladies and Gentlemen:

     The undersigned, Dreyer's Grand Ice Cream, Inc. (the "Company"), refers to the Agreement, the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably, pursuant to Section 2.04 of the Agreement, of the [conversion] [continuation] of the Loans specified herein, that:

          1. The Conversion/Continuation Date is _______________________, 19_

          2. The aggregate amount of the Loans to be [converted] [continued] is $__________.

          3. The Loans are to be [converted into] [continued as] [CD Rate] [Offshore Rate] [Base Rate] Loans.

          4. [If applicable:] The duration of the Interest Period for the Loans included in the [conversion] [continuation] shall be [_____________ days] [____________ months].

     The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the proposed [conversion] [continuation], before and after giving effect thereto and to the application of the proceeds therefrom:

          (a) the representations and warranties of the Company contained in
     Article V of the Agreement are true and correct as though made on and as of such date (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date);

          (b) no Default or Event of Default has occurred and is continuing, or would result from such proposed [conversion]

     [continuation][; and

          (c) the proposed [conversion][continuation] will not cause the aggregate principal amount of all outstanding Loans to exceed the combined Commitments of the Banks].

                                       DREYER'S GRAND ICE CREAM, INC.

                                       By:
                                           ------------------------------------
                                       Name:
                                       Title:

                                       By:
                                           ------------------------------------
                                       Name:
                                       Title:

                                   EXHIBIT E

                      ASSIGNMENT AND ACCEPTANCE AGREEMENT

     This ASSIGNMENT AND ACCEPTANCE AGREEMENT (this "Assignment and Acceptance") dated as of __________, 199__ is made between ______________________________
(the "Assignor") and __________________________ (the "Assignee").

                                    RECITALS

     WHEREAS, the Assignor is party to that certain Amended and Restated Credit Agreement (the "Agreement") dated as of December 13, 1994 (as amended, amended and restated, modified, supplemented or renewed, the "Agreement>") among Dreyer's Grand Ice Cream, Inc. a Delaware corporation (the "Company"), the several financial institutions from time to time party thereto (including the Assignor, the ">Banks>"), and Bank of America National Trust and Savings Association, as agent for the Banks (the "Agent>"). Any terms defined in the Agreement and not defined in this Assignment and Acceptance are used herein as defined in the Agreement;

     WHEREAS, as provided under the Agreement, the Assignor has committed to making Loans (the "Loans>") to the Company in an aggregate amount not to exceed $__________ (the "Commitment");

                 WHEREAS, [the Assignor has made Loans in the aggregate principal amount of $__________ to the Company] [no Loans are outstanding under the Agreement];

     WHEREAS, the Assignor wishes to assign to the Assignee [part of the] [all] rights and obligations of the Assignor under the Agreement in respect of its Commitment, [together with a corresponding portion of each of its outstanding Loans in an amount equal to $__________ (the "Assigned Amount") on the terms and subject to the conditions set forth herein and the Assignee wishes to accept assignment of such rights and to assume such obligations from the Assignor on such terms and subject to such conditions;

     NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

         1.  Assignment and Acceptance.

             (a) Subject to the terms and conditions of this Assignment and Acceptance, (i) the Assignor hereby sells, transfers and assigns to the Assignee, and (ii) the Assignee hereby purchases, assumes and undertakes from the Assignor, without recourse and without representation or warranty (except as provided in this Assignment and Acceptance) __% (the "Assignee's Percentage Share") of (A) the Commitment of the Assignor and (B) all related rights, benefits, obligations, liabilities and indemnities of the Assignor under and in connection with the Agreement and the Loan Documents.

             [If appropriate, add paragraph specifying payment to Assignor by Assignee of outstanding principal of, accrued interest on, and fees with respect to Loans.]

             (b) With effect on and after the Effective Date (as defined in Section 5 hereof), the Assignee shall be a party to the Agreement and succeed to all of the rights and be obligated to perform all of the obligations of a Bank under the Agreement, including the requirements concerning confidentiality and the payment of indemnification, with a Commitment in an amount equal to the Assigned Amount. The Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Agreement are required to be performed by it as a Bank. It is the intent of the parties hereto that the Commitment of the Assignor shall, as of the Effective Date, be reduced by an amount equal to the Assigned Amount and the Assignor shall relinquish its rights and be released from its obligations under the Agreement to the extent such obligations have been assumed by the Assignee; provided, however, the Assignor shall not relinquish its rights under Sections __ and __ of the Agreement to the extent such rights relate to the time prior to the Effective Date.

             (c) After giving effect to the assignment and assumption set forth herein, on the Effective Date the Assignee's Commitment will be $__________.

             (d) After giving effect to the assignment and assumption set forth herein, on the Effective Date the Assignor's Commitment will be $__________.

         2.  Payments.

             (a) As consideration for the sale, assignment and transfer contemplated in Section 1 hereof, the Assignee shall pay to the Assignor on the Effective Date in immediately available funds an amount equal to $__________, representing the Assignee's Pro Rata Share of the principal amount of all Loans.

             (b) The [Assignor] [Assignee] further agrees to pay to the Agent a processing fee in the amount specified in Section 10.08(a)(iii) of the Agreement.

         3.  Reallocation of Payments.

         Any interest, fees and other payments accrued to the

Effective Date with respect to the Commitment[,] [and] Loans be for the account of the Assignor. Any interest, fees and other payments accrued on and after the Effective Date with respect to the Assigned Amount shall be for the account of the Assignee. Each of the Assignor and the Assignee agrees that it will hold in trust for the other party any interest, fees and other amounts which it may receive to which the other party is entitled pursuant to the preceding sentence and pay to the other party any such amounts which it may receive promptly upon receipt.

         4.  Independent Credit Decision.

         The Assignee (a) acknowledges that it has received a copy of the Agreement and the Schedules and Exhibits thereto, together with copies of the most recent financial statements referred to in Section 6.01 of the Agreement, and such other documents and information as it has deemed appropriate to make its own credit and legal analysis and decision to enter into this Assignment and Acceptance; and (b) agrees that it will, independently and without reliance upon the Assignor, the Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit and legal decisions in taking or not taking action under the Agreement.

         5.  Effective Date; Notices.

             (a) As between the Assignor and the Assignee, the effective date for this Assignment and Acceptance shall be __________, 199__ (the "Effective Date"); provided that the following conditions precedent have been satisfied on or before the Effective Date:

                 (i) this Assignment and Acceptance shall be executed and delivered by the Assignor and the Assignee;

                (ii) the consent of the Company and the Agent required for an effective assignment of the Assigned Amount by the Assignor to the Assignee under Section 10.08(a) of the Agreement shall have been duly obtained and shall be in full force and effect as of the Effective Date;

               (iii) the Assignee shall pay to the Assignor all amounts due to the Assignor under this Assignment and Acceptance;

               [(iv) the Assignee shall have complied with Section [ ](__) of the Agreement (if applicable);]

                 (v) the processing fee referred to in Section 2(b) hereof and in Section 10.08(a)(iii) of the Agreement shall have been paid to the Agent; and

                (vi) the Assignor shall have assigned and the Assignee shall have assumed a percentage equal to the Assignee's

Percentage Share of the rights and obligations of the Assignor under the Agreement (if such agreement exists).

             (b) Promptly following the execution of this Assignment and Acceptance, the Assignor shall deliver to the Company and the Agent for acknowledgement by the Agent, a Notice of Assignment substantially in the form attached hereto as Schedule 1.

         [6. Agent.  [INCLUDE ONLY IF ASSIGNOR IS AGENT]

             (a) The Assignee hereby appoints and authorizes the Assignor to take such action as agent on its behalf and to exercise such powers under the Agreement as are delegated to the Agent by the Banks pursuant to the terms of the Agreement.

             (b) The Assignee shall assume no duties or obligations held by the Assignor in its capacity as Agent under the Agreement.]

         7.  Withholding Tax.

         The Assignee (a) represents and warrants to the Bank, the Agent and the Company that under applicable law and treaties no tax will be required to be withheld by the Bank with respect to any payments to be made to the Assignee hereunder, (b) agrees to furnish (if it is organized under the laws of any jurisdiction other than the United States or any State thereof) to the Agent and the Company prior to the time that the Agent or Company is required to make any payment of principal, interest or fees hereunder, duplicate executed originals of either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 (wherein the Assignee claims entitlement to the benefits of a tax treaty that provides for a complete exemption from U.S. federal income withholding tax on all payments hereunder) and agrees to provide new Forms 4224 or 1001 upon the expiration of any previously delivered form or comparable statements in accordance with applicable U.S. law and regulations and amendments thereto, duly executed and completed by the Assignee, and (c) agrees to comply with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

         8.  Representations and Warranties.

             (a) The Assignor represents and warrants that (i) it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any Lien or other adverse claim; (ii) it is duly organized and existing and it has the full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and Acceptance and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Acceptance and to fulfill its obligations hereunder; (iii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Assignment and Acceptance, and apart from any agreements or undertakings or filings required by the Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance; and (iv) this Assignment and Acceptance has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignor, enforceable against the Assignor in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors' rights and to general equitable principles.

             (b) The Assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Agreement or any other instrument or document furnished pursuant thereto. The Assignor makes no representation or warranty in connection with, and assumes no responsibility with respect to, the solvency, financial condition or statements of the Company, or the performance or observance by the Company, of any of its respective obligations under the Agreement or any other instrument or document furnished in connection therewith.

             (c) The Assignee represents and warrants that (i) it is duly organized and existing and it has full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and Acceptance and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Acceptance, and to fulfill its obligations hereunder; (ii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Assignment and Acceptance; and apart from any agreements or undertakings or filings required by the Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance;
(iii) this Assignment and Acceptance has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignee, enforceable against the Assignee in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors' rights and to general equitable principles; and (iv) it is an Eligible Assignee.

         9.  Further Assurances.

         The Assignor and the Assignee each hereby agree to execute and deliver such other instruments, and take such other action, as either party may reasonably request in connection with the transactions contemplated by this Assignment and Acceptance, including the delivery of any notices or other documents or instruments to the Company or the Agent, which may be required in connection with the assignment and assumption contemplated hereby.

         10. Miscellaneous.

             (a) Any amendment or waiver of any provision of this Assignment and Acceptance shall be in writing and signed by the parties hereto. No failure or delay by either party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof and any waiver of any breach of the provisions of this Assignment and Acceptance shall be without prejudice to any rights with respect to any other or further breach thereof.

             (b) All payments made hereunder shall be made without any set-off or counterclaim.

             (c) The Assignor and the Assignee shall each pay its own costs and expenses incurred in connection with the negotiation, preparation, execution and performance of this Assignment and Acceptance.

             (d) This Assignment and Acceptance may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

             (e) THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF CALIFORNIA. The Assignor and the Assignee each irrevocably submits to the non-exclusive jurisdiction of any State or Federal court sitting in California over any suit, action or proceeding arising out of or relating to this Assignment and Acceptance and irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such California State or Federal court. Each party to this Assignment and Acceptance hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding.

             (f) THE ASSIGNOR AND THE ASSIGNEE EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS ASSIGNMENT AND ACCEPTANCE, THE AGREEMENT, ANY RELATED DOCUMENTS AND AGREEMENTS OR ANY COURSE OF CONDUCT, COURSE OF DEALING, OR STATEMENTS (WHETHER ORAL OR WRITTEN).

             [Other provisions to be added as may be negotiated between the Assignor and the Assignee, provided that such provisions are not inconsistent with the Agreement.]

     IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Assignment and Acceptance to be executed and delivered by their duly authorized officers as of the date first above written.

                                                        [ASSIGNOR]

                                       By:

                                       Title:


                                       By:

                                       Title:

                                       Address:

                                                        [ASSIGNEE]

                                       By:

                                       Title:


                                       By:

                                       Title:

                                       Address:

                                   SCHEDULE 1

                      NOTICE OF ASSIGNMENT AND ACCEPTANCE

                                                           _______________, 19__

Bank of America National Trust
  and Savings Association, as Agent
1455 Market Street, 12th Floor
San Francisco, CA  94103
Attn:  Agency Management Services #5596

Dreyer's Grand Ice Cream, Inc.
5929 College Ave.
Oakland, CA  94618
Attn:  Treasurer

Ladies and Gentlemen:

     We refer to the Amended and Restated Credit Agreement dated as of December 13, 1994 (as amended, amended and restated, modified, supplemented or renewed from time to time the "Agreement") among Dreyer's Grand Ice Cream, Inc. (the "Company"), the Banks referred to therein and Bank of America National Trust and Savings Association as agent for the Banks (the "Agent"). Terms defined in the Agreement are used herein as therein defined.

     1. We hereby give you notice of, and request your consent to, the assignment by __________________ (the "Assignor") to _______________ (the
"Assignee") of _____% of the right, title and interest of the Assignor in and to the Agreement (including, without limitation, the right, title and interest of the Assignor in and to the Commitments of the Assignor[,] [and] all outstanding Loans made by the Assignor) pursuant to the Assignment and Acceptance Agreement attached hereto (the "Assignment and Acceptance"). Before giving effect to such assignment the Assignor's Commitment is $ ___________[,] [and] the aggregate amount of its outstanding Loans is $_____________.

     2. The Assignee agrees that, upon receiving the consent of the Agent[, the Issuing Bank] and, if applicable, Dreyer's Grand Ice Cream, Inc.to such assignment, the Assignee will be bound by the terms of the Agreement as fully and to the same extent as if the Assignee were the Bank originally holding such interest in the Agreement.

     3. The following administrative details apply to the Assignee:

        (A)   Notice Address:

             Assignee name: __________________________
             Address:  _______________________________
                       _______________________________
                       _______________________________
             Attention:  _____________________________
             Telephone:  (___) _______________________
             Telecopier:  (___) ______________________

        (B)  Payment Instructions:

             Account No.:  ___________________________
             Address:      ___________________________
                           ___________________________
                           ___________________________
             Reference:    ___________________________
             Attention:    ___________________________
             Telephone:  (___) _______________________
             Telecopier:  (___) ______________________

        (C)  Domestic Lending Office:

             Address:      ___________________________
                           ___________________________
                           ___________________________
             Attention:    ___________________________
             Telephone:  (___) _______________________
             Telecopier:  (___) ______________________

        (D)  Offshore Lending Office:

             Address:      ___________________________
                           ___________________________
                           ___________________________
             Attention:    ___________________________
             Telephone:  (___) _______________________
             Telecopier:  (___) ______________________

     4. You are entitled to rely upon the representations, warranties and covenants of each of the Assignor and Assignee contained in the Assignment and Acceptance.

     IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Notice of Assignment and Acceptance to be executed by their respective duly authorized officials, officers or agents as of the date first above mentioned.

                                       Very truly yours,

                                       [NAME OF ASSIGNOR]

                                       By:
                                       Name:
                                       Title:

                                       By:
                                       Name:
                                       Title:

                                       [NAME OF ASSIGNEE]

                                       By:
                                       Name:
                                       Title:

                                       By:
                                       Name:
                                       Title:

ACKNOWLEDGED AND ASSIGNMENT
CONSENTED TO:

DREYER'S GRAND ICE CREAM, INC.

By:
    --------------------------
Name:
Title:

By:
    --------------------------
Name:
Title:

BANK OF AMERICA NATIONAL TRUST AND
  SAVINGS ASSOCIATION, as Agent

By:
    --------------------------
Name:
Title:  Vice President